                                                                   EXHIBIT 10.12




                               EXCHANGE AGREEMENT


                                  BY AND AMONG


                     PACIFIC AEROSPACE & ELECTRONICS, INC.,
                             AEROMET AMERICA, INC.,
                           BALO PRECISION PARTS, INC.,
                        CASHMERE MANUFACTURING CO., INC.,
                             CERAMIC DEVICES, INC.,
                        ELECTRONIC SPECIALTY CORPORATION,
                      NORTHWEST TECHNICAL INDUSTRIES, INC.,
                        PACIFIC COAST TECHNOLOGIES, INC.,
                            PA&E INTERNATIONAL, INC.,
                         SEISMIC SAFETY PRODUCTS, INC.,
                    SKAGIT ENGINEERING & MANUFACTURING, INC.

                                       AND


                         THE HOLDERS OF THE OUTSTANDING
                  11 1/4% SENIOR SUBORDINATED NOTES DUE 2005 OF
                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                            NAMED IN EXHIBIT A HERETO



                           Dated as of March 19, 2002

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----

                                    ARTICLE 1

                                   DEFINITIONS

1.1.    Definitions...................................................................2

                                    ARTICLE 2

                                  THE EXCHANGE

2.1.    Exchange......................................................................3
        2.1.1. Common Stock...........................................................4
        2.1.2. Preferred Stock........................................................4
        2.1.3. New Notes..............................................................4
2.2.    U.S. Federal Income Tax Treatment.............................................4

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                  OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

3.1.    Representations and Warranties of the Company and the Subsidiary
        Guarantors....................................................................4
        3.1.1. Organization and Standing..............................................4
        3.1.2. Authority and Enforceability...........................................5
        3.1.3. Consents and Approvals.................................................5
        3.1.4. No Violations..........................................................6
        3.1.5. Validity of Stock and Notes............................................7
        3.1.6. Litigation and Claims Against the Company..............................7
        3.1.7. Capitalization.........................................................8
        3.1.8. SEC Reports and Financial Statements...................................8
        3.1.9. Undisclosed Liabilities................................................9
        3.1.10. Material Contracts...................................................10
        3.1.11. Compliance...........................................................10
        3.1.12. Title to Property and Assets.........................................10
        3.1.13. Related Party Transactions...........................................10
        3.1.14. No Fees..............................................................11
        3.1.15. Proprietary Rights...................................................11
        3.1.16. Employee Benefit Plans...............................................11
        3.1.17. Labor Relations; Employees...........................................13
        3.1.18. Environmental Matters................................................13
        3.1.19. Section 3(a)(9) Exemption; Blue Sky Exemption........................14
        3.1.20. Board Representation; Compliance with Rule 14f-1.....................14
        3.1.21. Tax Returns..........................................................15

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE HOLDERS

4.1.    Representations and Warranties of the Holders................................17
        4.1.1. Ownership of Notes....................................................17
        4.1.2. Authority.............................................................17
        4.1.3. Consents and Approvals................................................17
        4.1.4. No Violations.........................................................18
        4.1.5. No Fees...............................................................18

                                    ARTICLE 5

                               REGISTRATION RIGHTS

5.1.    Demand Registrations.........................................................18
        5.1.1. Demand Registrations..................................................18
        5.1.2. Participation.........................................................19
        5.1.3. Underwriting Requirements.............................................19
        5.1.4. Preemption of Requested Registration..................................20
        5.1.5. Exceptions............................................................20
        5.1.6. Registration Statement Form...........................................21
5.2.    Piggyback Registrations......................................................21
        5.2.1. Piggyback Rights......................................................21
        5.2.2. Right to Terminate Registration.......................................21
        5.2.3. Underwriting Requirements.............................................22
5.3.    Shelf Registration...........................................................22
5.4.    Obligations of the Company...................................................23
5.5.    Information from Holder......................................................26
5.6.    Expenses of Registration.....................................................26
5.7.    Delay of Registration........................................................27
5.8.    Indemnification..............................................................27
5.9.    "Market Stand-Off" Agreement.................................................30

                                    ARTICLE 6

                                    COVENANTS

6.1.    Further Actions..............................................................31
6.2.    Proxy Statement..............................................................31
6.3.    Meetings.....................................................................31
6.4.    Transferability..............................................................31
6.5.    Voting Agreement.............................................................32
6.6.    Board of Directors...........................................................32
        6.6.1. Election of Directors.................................................32
        6.6.2. Vacancies.............................................................33
        6.6.3. Removal of Holder Nominees............................................34

6.7.    Exercise of Specified Rights.................................................34
6.8.    No Voting Obligations - HBK Master Fund L.P..................................34
6.9.    Grant of Stock Options.......................................................34

                                    ARTICLE 7

                                     CLOSING

7.1.    Closing......................................................................35
7.2.    Deliveries by the Company....................................................35
7.3.    Deliveries by the Holders....................................................36

                                    ARTICLE 8

                                    SURVIVAL

8.1.    Survival.....................................................................37

                                    ARTICLE 9

                                  MISCELLANEOUS

9.1.    Entirety.....................................................................37
9.2.    Counterparts.................................................................37
9.3.    Fees and Expenses............................................................37
9.4.    Notices and Waivers..........................................................37
9.5.    Table of Contents and Captions...............................................38
9.6.    No Assignment................................................................38
9.7.    Successors and Assigns.......................................................39
9.8.    Severability.................................................................39
9.9.    Applicable Law...............................................................39
9.10.   Amendment....................................................................39
9.11.   Third Party Beneficiaries....................................................39
9.12.   Publicity....................................................................39

                         TABLE OF SCHEDULES AND EXHIBITS

Schedule 3.1.3      -  Company Consents and Approvals
Schedule 3.1.4      -  No Violations
Schedule 3.1.6      -  Litigation and Claims against the Company
Schedule 3.1.7      -  Outstanding Options
Schedule 3.1.8      -  SEC Reports and Financial Statements
Schedule 3.1.9      -  Material Adverse Effect
Schedule 3.1.10     -  Material Contracts
Schedule 3.1.12     -  Title to Property and Assets
Schedule 3.1.13     -  Related Party Transactions
Schedule 3.1.15     -  Proprietary Rights
Schedule 3.1.16(a)  -  Employee Benefit Plans
Schedule 3.1.16(f)  -  Payments, Vestings or Liabilities
Schedule 3.1.16(g)  -  Claims With Respect to Plans
Schedule 3.1.16(h)  -  Post-Employment Life or Health Insurance Coverage
Schedule 3.1.18     -  Environmental Matters
Schedule 3.1.21     -  Tax Returns


Exhibit A  -  Holders/Allocation of New Securities
Exhibit B  -  Certificate of Designation
Exhibit C  -  New Notes Indenture
Exhibit D  -  Opinion of Company Counsel as to matters of Washington Law
Exhibit E  -  Opinion of Company Counsel as to matters other than Washington Law
Exhibit F  -  Amendment to Employment Agreement - Donald A. Wright
Exhibit G  -  Supplemental Indenture
Exhibit H  -  Form of Guarantee
Exhibit I  -  Note Purchase Agreement

                               EXCHANGE AGREEMENT


               THIS EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of March 19, 2002 by and among Pacific Aerospace & Electronics, Inc., a corporation organized under the laws of the State of Washington (the "Company"), Aeromet America, Inc., Balo Precision Parts, Inc., Cashmere Manufacturing Co., Inc., Ceramic Devices, Inc., Electronic Specialty Corporation, Northwest Technical Industries, Inc., Pacific Coast Technologies, Inc., PA&E International, Inc., Seismic Safety Products, Inc. and Skagit Engineering & Manufacturing, Inc. (collectively, the "Subsidiary Guarantors") and the noteholders named in Exhibit A (the "Holders") of the Company's 11 1/4% Senior Subordinated Notes due 2005 (the "Old Notes") issued pursuant to that certain indenture (the "Old Indenture") dated as of July 30, 1998 by and among the Company, the Guarantors (as defined therein) and the Bank of New York (as successor to IBJ Schroeder Bank & Trust Company), as Trustee.

               WHEREAS, the Company has failed to pay the interest payment on the Old Notes which was due on August 1, 2001, and did not make that payment by the expiration of the 30-day grace period, giving rise to certain rights of the Holders under the Old Indenture to accelerate payment of the Old Notes;

               WHEREAS, the Company and the Holders have entered into a Second Amended and Restated Agreement (as amended through the date hereof, the "Lock-Up Agreement"), dated as of January 11, 2002, pursuant to which the Holders have agreed to exchange their Old Notes for certain other securities of the Company, including common stock, convertible preferred stock and pay-in-kind senior subordinated notes, as more particularly described therein;

               WHEREAS, this Agreement provides for the exchange of such securities of the Company for the Old Notes;

               WHEREAS, following the execution of this Agreement, upon receipt of requisite shareholder approval to amend the Articles of Incorporation of the Company to increase the number of authorized shares of common stock of the Company as necessary to effect the full conversion of the convertible preferred stock into shares of common stock, the convertible preferred stock shall automatically convert into the number of shares of common stock of the Company (the "Conversion Shares") which will give the Holders, in the aggregate, 97.5% of the Company's common stock on a fully diluted basis (the "Automatic Conversion"); and

               WHEREAS, it is intended for U.S. federal income tax purposes that the Exchange (as defined below) shall qualify as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

               NOW, THEREFORE, in consideration of the foregoing and of the respective representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

                                   DEFINITIONS

               1.1. Definitions. The following terms are defined in the sections indicated:

       Defined Term                                         Section
       ------------                                         -------
       2001 Financial Statement Report...................   Section 5.3
       Action............................................   Section 3.1.6
       Agreement.........................................   Preamble
       Amendment.........................................   Section 6.2
       Automatic  Conversion.............................   Recitals
       CEO...............................................   Section 6.5
       Certificate of Designation........................   Section 2.1.2
       Closing...........................................   Section 7.1
       Code..............................................   Recitals
       Common Stock......................................   Section 2.1
       Company...........................................   Preamble
       Company Rights....................................   Section 3.1.15
       Company SEC Filing................................   Section 3.1.8
       Contract..........................................   Section 3.1.4(b)
       Conversion Shares.................................   Recitals
       COO...............................................   Section 6.5
       Demand Request ...................................   Section 5.1.1
       Designated Registration...........................   Section 5.2.1
       DTC...............................................   Section 7.2(i)
       Enforceability Exceptions.........................   Section 3.1.2
       Environmental Laws................................   Section 3.1.18
       ERISA.............................................   Section 3.1.16
       ERISA Plan........................................   Section 3.1.16
       Exchange..........................................   Section 2.1
       Exchange Act......................................   Section 3.1.8
       Expiring Nominee..................................   Section 6.6.1(e)
       GAAP..............................................   Section 3.1.8(a)
       Governmental Entity...............................   Section 3.1.3
       Guarantees........................................   Section 3.1.2
       Holders...........................................   Preamble
       Holder Nominee....................................   Section 6.6
       Initiating Holder(s)..............................   Section 5.1.1
       Inspectors........................................   Section 5.4(o)
       Law...............................................   Section 3.1.4(e)
       Liens.............................................   Section 3.1.4(c)
       Lock-Up Agreement.................................   Recitals
       Material Adverse Effect...........................   Section 3.1.1
       Material Contract.................................   Section 3.1.10

       Defined Term                                         Section
       ------------                                         -------
       Materials of Environmental Concern................   Section 3.1.18
       New Notes ........................................   Section 2.1
       New Notes Indenture...............................   Section 2.1.3
       New Options.......................................   Section 6.9
       Old Indenture.....................................   Preamble
       Old Notes.........................................   Preamble
       Option Rights.....................................   Section 3.1.7
       Order.............................................   Section 3.1.4(e)
       Permit............................................   Section 3.1.4(e)
       PIK Notes.........................................   Section 3.1.2
       Plan(s)...........................................   Section 3.1.16(a)
       Preferred Stock...................................   Section 2.1
       Proprietary Rights................................   Section 3.1.15
       Proxy Statement...................................   Section 6.2
       Records...........................................   Section 5.4(o)
       Registrable Securities ...........................   Section 5.1.1
       Registration Expenses.............................   Section 5.6
       Resale Registration Statement.....................   Section 5.3
       Rule 14f-1 Filing.................................   Section 3.1.20(a)
       SEC...............................................   Section 3.1.8(a)
       Securities Act....................................   Section 3.1.7
       Specified Rights..................................   Section 3.1.7
       Subsidiary Guarantors.............................   Preamble
       Supplemental Indenture............................   Section 7.2(ix)
       Tax Return........................................   Section 3.1.21(e)
       Taxable Period....................................   Section 3.1.21(e)
       Taxes.............................................   Section 3.1.21(e)
       Transaction Documents.............................   Section 3.1.2
       Voting Officer....................................   Section 6.5
       Violation.........................................   Section 5.8(a)


                                   ARTICLE 2

                                  THE EXCHANGE

               2.1. Exchange. Upon the terms and subject to the conditions set forth in this Agreement, the Company is hereby issuing and delivering to each Holder which exchanges its Old Notes pursuant hereto, with respect to each $1,000 aggregate principal amount of Old Notes (and accrued but unpaid interest thereon through the date of the Exchange) so tendered, (i) 807.207 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"),
(ii) 0.0158 shares of Series C Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Preferred Stock") and (iii) $235.4788 aggregate amount of 10% pay-in-kind senior subordinated notes due November, 2007 of the Company, (the "New Notes") as set forth for each participating

Holder on Exhibit A hereto, all in exchange for cancellation of the Old Notes (together with accrued interest thereon through the date of the Exchange) so exchanged by such Holder (whether held beneficially or of record by such Holder) (such exchanges collectively, the "Exchange").

                      2.1.1. Common Stock. Immediately following the exchange, the Holders will hold in the aggregate over 50% of the outstanding shares of Common Stock.

                      2.1.2. Preferred Stock. The Preferred Stock issued hereunder to the Holders is issued pursuant to, and shall have the terms and conditions set forth in, the Certificate of Designation attached hereto as Exhibit B (the "Certificate of Designation").

                      2.1.3. New Notes. The New Notes issued hereunder to the Holders are issued pursuant to, and shall have the terms and conditions set forth in, the indenture by and between the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, dated as of the date hereof and in the form attached hereto as Exhibit C (the "New Notes Indenture").

               2.2. U.S. Federal Income Tax Treatment. The parties hereto (i) agree that it is their intention that the Exchange contemplated hereby qualify as a reorganization within the meaning of Section 368(a)(1)(E) of the Code pursuant to which no gain or loss is recognized and (ii) hereby adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulation
Section 1.368-2(g).

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                  OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

               3.1. Representations and Warranties of the Company and the Subsidiary Guarantors. The Company and each of the Subsidiary Guarantors hereby, jointly and severally, represent and warrant to the Holders that the statements contained in this Section 3.1 are true, correct and complete as to itself and its subsidiaries as of the date of this Agreement, other than those representations and warranties that speak only as of a specified date:

                      3.1.1. Organization and Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Washington. Each of the subsidiaries of the Company is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Each of the Company and its subsidiaries has full corporate or other power and authority to carry on its business as it is currently conducted and to own and operate the properties currently owned and operated by it. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed is not reasonably likely to have a material adverse effect on the financial condition, results of operations, properties, business or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                      3.1.2. Authority and Enforceability. Each of the Company and the Subsidiary Guarantors has full corporate power and authority to execute and deliver this Agreement, the New Notes, the New Notes Indenture, additional notes issued in kind in lieu of cash payment of interest on the New Notes (hereinafter, the "PIK Notes"), the Supplemental Indenture (as defined in Section 7.2(x) hereof) and the guarantees (the "Guarantees") contemplated in Article 11 of the New Notes Indenture (collectively, the "Transaction Documents"), to which it is a party, and to perform its obligations hereunder and thereunder. The Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company and each of the Subsidiary Guarantors, as applicable. The Transaction Documents have been duly executed and delivered by the Company and each of the Subsidiary Guarantors, as applicable, and the Transaction Documents constitute, and in the case of the PIK Notes (when issued in accordance with the New Notes Indenture), will constitute, valid, legal and binding obligations of the Company and the Subsidiary Guarantors, as applicable, enforceable against the Company and the Subsidiary Guarantors in accordance with their respective terms, except as enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and
        (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (clauses (A) and (B) being hereinafter referred to as the "Enforceability Exceptions").

                      3.1.3. Consents and Approvals. Except as set forth on
        Schedule 3.1.3, no notices, reports, registrations or other filings are required to be made by or on behalf of the Company or any of its subsidiaries with, nor are any consents, approvals or authorizations required to be obtained by or on behalf of the Company or any of its subsidiaries from, any court or other governmental, administrative or regulatory authority in the United States or elsewhere (each, a "Governmental Entity") in connection with the execution, delivery or performance of this Agreement or the other Transaction Documents, or the consummation of the transactions contemplated hereby and thereby, in each case except for those the failure to make or obtain which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect or materially adversely affect the Company's or any of the Subsidiary Guarantors' ability to perform its obligations hereunder and under any of the other Transaction Documents or pursuant to the Certificate of Designation.

                      3.1.4. No Violations. Except as set forth on Schedule 3.1.4, the execution, delivery and performance of each of the Transaction Documents will not:

                      (a) violate or contravene any provision of the articles of incorporation or bylaws or similar organizational documents of the Company or any of its subsidiaries;

                      (b) violate, conflict with, or constitute or result in a default, acceleration or termination of, or entitle any party to terminate, accelerate, alter the terms of or cause a default under (in each case, with or without notice or lapse of time or both), any provision of any agreement, license, lease, contract, loan, note, mortgage, indenture, bond or other written or oral obligation to which the Company or any of its subsidiaries is a party or by which any of their assets are bound (each, a "Contract"), except, in each case, for such violations, conflicts, breaches or defaults which individually or in the aggregate are not reasonably likely to have a Material Adverse Effect or materially adversely affect the Company's or any of the Subsidiary Guarantors' ability to perform its obligations hereunder and under any of the other Transaction Documents or pursuant to the Certificate of Designation;

                      (c) except pursuant to the terms of this Agreement or any of the other Transaction Documents, result in the creation or imposition of any liens, mortgages, security interests, charges, restrictions, pledges, equitable interests, rights of first refusal, preemptive rights, adverse claims or other encumbrances of any nature whatsoever (collectively, "Liens") with respect to any of the assets or properties of the Company or any of its subsidiaries;

                      (d) require the Company or any of its subsidiaries to obtain the consent, waiver, authorization or approval of any person except where the failure to obtain such consent, waiver, authorization or approval is not reasonably likely to have a Material Adverse Effect or materially adversely affect the Company's or any of the Subsidiary Guarantors' ability to perform its obligations hereunder and under any of the other Transaction Documents or pursuant to the Certificate of Designation; or

                      (e) violate, contravene or conflict with any award, judgment, decree, directive, requirement or other order of any Governmental Entity (each, an "Order"), any federal, state, local, municipal or foreign statute, law, rule, code, ordinance or regulation or common law (each, a "Law") or any federal, state, local, municipal or foreign permit (each, a "Permit") applicable to the Company or any of its subsidiaries except where such violation, contravention or conflict is not reasonably likely to have a Material Adverse Effect or materially adversely affect the Company's or any of the Subsidiary Guarantors' ability to perform its obligations hereunder and under any of the other Transaction Documents or pursuant to the Certificate of Designation.

                      3.1.5. Validity of Stock and Notes(a) . (a) The shares of the Common Stock being issued in the Exchange are duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens, and have not been issued in violation of any preemptive right or similar rights of any shareholder of the Company or any of its subsidiaries.

                      (b) The Conversion Shares to be issued pursuant to the Automatic Conversion of the Preferred Stock following the receipt of requisite shareholder approval of the Amendment (as defined in Section 6.2) and the filing of such Amendment with the Secretary of State of the State of Washington will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens and, when issued upon such Automatic Conversion, will not have been issued in violation of any preemptive right or similar right of any shareholder of the Company or any of its subsidiaries.

                      (c) The shares of the Preferred Stock being issued in the Exchange are duly authorized and validly issued, fully paid and nonassessable and free and clear of any Liens, have not been issued in violation of any preemptive right or similar rights of any shareholder of the Company or any of its subsidiaries, and holders thereof are entitled to the rights and privileges set forth in the Certificate of Designation.

                      (d) The New Notes being issued in the Exchange are, and the PIK Notes at the time of their issuance pursuant to the terms of the New Notes Indenture will be, duly and validly authorized, executed, issued and delivered by the Company and constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the New Notes Indenture, and enforceable in accordance with their terms subject to the Enforceability Exceptions, and the New Notes Indenture is duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and duly qualified under the Trust Indenture Act of 1939, as amended and constitutes a valid and legally binding obligation of the Company and each of the Subsidiary Guarantors, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

                      3.1.6. Litigation and Claims Against the Company. Except as set forth on Schedule 3.1.6, there are no actions, suits, claims, investigations or other legal or administrative proceedings by or before any Governmental Entity or arbitration panel (each, an "Action") or Orders pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective assets, at law or in equity, individually or in the aggregate, that (i) is reasonably likely to have a Material Adverse Effect or materially adversely affect the Company's or any of the Subsidiary Guarantors' ability to perform its obligations hereunder and under any of the other Transaction Documents or pursuant to the Certificate of Designation or
        (ii) challenges or seeks to prevent the Exchange or the transactions contemplated by this Agreement and the other Transaction Documents.

                      3.1.7. Capitalization. Immediately prior to the Exchange, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 39,315,309 are issued and outstanding as of the date hereof and 11,473,150* of which are reserved for issuance as set forth on Schedule 3.1.7, and 5,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding. There are no shares of Common Stock which are treasury shares. All of the issued shares of capital stock of the Company (i) have been duly authorized, validly issued, fully paid and are nonassessable, and are free and clear of all Liens, (ii) have been issued in accordance with the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities Laws and (iii) have not been issued in violation of any preemptive right or similar rights of any shareholder of the Company or any of its subsidiaries. Except as set forth on
        Schedule 3.1.7, all of the issued shares of capital stock of or other equity interests in each subsidiary of the Company (i) have been duly authorized, validly issued, fully paid and are nonassessable, and are owned directly or indirectly by the Company, free and clear of all Liens, (ii) have been issued in accordance with the Securities Act and applicable state securities Laws and (iii) have not been issued in violation of any preemptive right or similar rights of any shareholder of the Company or any of its subsidiaries. As of the date hereof, except pursuant to this Agreement and the other Transaction Documents and except as set forth on Schedule 3.1.7, there are no outstanding or authorized shares of phantom stock, options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, stock appreciation rights, profit sharing rights or similar rights or other contracts or commitments or preemptive rights that could require the Company or any of its subsidiaries to issue, sell or otherwise cause to become outstanding any of its capital stock or any other debt or equity security (collectively, the "Option Rights"), and there are no outstanding securities convertible or exchangeable into shares of such capital stock or any other debt or equity security (together with the Option Rights, the "Specified Rights"). As of the date hereof, except for the Transaction Documents there are no agreements to which the Company or any of its subsidiaries is a party or, to the knowledge of the Company, to which any stockholder is a party, providing for voting rights, rights of first refusal, calls, commitments, stock restriction or other similar rights relating to any securities of the Company or any of its subsidiaries.

                      3.1.8. SEC Reports and Financial Statements(a) . (a) Except as described on Schedule 3.1.8, the Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 1996 (the "Company SEC Filings"), each of which complied in all


--------

        * This amount includes 2,207,560 shares of Common Stock reserved for issuance in connection with stock options granted to Donald A. Wright, which Mr. Wright has agreed to cancel in exchange for new options following the Exchange.

        material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each as in effect on the dates such forms, reports and documents were filed. None of the Company SEC Filings (as amended through the date hereof), including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained or incorporated by reference, when filed (or, in the case of filings amended by the Company, at such time as amended), any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as described on Schedule 3.1.8, the consolidated financial statements of the Company included or incorporated by reference in the Company SEC Filings complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including footnote disclosure) and fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and to the fact that quarterly financial statements exclude certain footnotes required by GAAP).

                      (b) The Proxy Statement (as defined in Section 6.2), when prepared and filed with the SEC as contemplated in Section 6.2, will comply in all material respects with all applicable requirements of the Exchange Act, as in effect on the date such Proxy Statement is filed and the date it is mailed to the stockholders of the Company. The Proxy Statement and any documents incorporated by reference therein (other than with respect to information provided by the Holders to the Company expressly for inclusion in such document) will not contain, when filed and when mailed to the stockholders of the Company, any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The only information provided by the Holders to the Company for inclusion in the Proxy Statement is (i) the biographical information for each of the Holder Nominees (as defined below) expressly required for such inclusion pursuant to the Exchange Act and (ii) the aggregate principal amount of Old Notes either beneficially owned by such Holder or over which such Holder, alone or with its Affiliates (as defined in the Exchange Act, and over whom the Holder exercises sufficient control to insure enforcement of the provisions of this Agreement and the other Transaction Documents), has investment authority or discretion.

                      3.1.9. Undisclosed Liabilities. Except (a) as and to the extent reflected or adequately reserved against in the audited consolidated balance sheet of the Company as of May 31, 2001 or in the notes thereto and (b) for liabilities which have been incurred since May 31, 2001 in the ordinary course of business consistent with past practice, there are no liabilities or obligations, secured or unsecured (whether absolute, accrued, contingent or otherwise), matured or unmatured, of the Company or any of its subsidiaries which would be required, in accordance with United States generally accepted accounting principles applied on a consistent basis, to be reflected or reserved against in the audited consolidated balance sheet of the Company as of May 31, 2001 or in the notes thereto or that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.1.9, since May 31, 2001, there has not been any Material Adverse Effect.

                      3.1.10. Material Contracts. True and complete copies of the contracts, agreements, licenses and commitments (whether oral or written), material to the Company and its subsidiaries, taken as a whole (each, a "Material Contract") have been made available to the Holders prior to the date of this Agreement. All Material Contracts are valid and binding obligations of the Company and/or the applicable subsidiary, as the case may be, and to the knowledge of the Company, the other party or parties thereto, enforceable in accordance with their terms, subject to the Enforceability Exceptions. Except as set forth in Schedule 3.1.10, none of the Company nor any of its subsidiaries is in default under any of the Material Contracts, and no event has occurred, which, with notice or lapse of time or both, could constitute a default, except for such defaults that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, and to the knowledge of the Company, except as set forth on Schedule 3.1.10, no other party thereto is in material default thereunder.

                      3.1.11. Compliance. Each of the Company and its subsidiaries has complied with all Laws and Orders applicable to its business and has obtained all Permits necessary for the conduct of its business, and such Permits are in full force and effect, except where failure to comply or to obtain such permits is not reasonably likely to have a Material Adverse Effect.

                      3.1.12. Title to Property and Assets. Except as set forth in Schedule 3.1.12 hereto, as of January 31, 2002, each of the Company and its subsidiaries has good and marketable title to all of its material real properties and assets and has good and valid title to, or a valid leasehold interest in, its other material property, in each case free and clear of all Liens. The material properties and assets of the Company and its subsidiaries are in good operating condition and repair, normal wear and tear excepted.

                      3.1.13. Related Party Transactions. Except for this Agreement and the other Transaction Documents, and except as set forth in Schedule 3.1.13, there are no agreements, understandings or proposed transactions among the Company or any of its subsidiaries on the one hand, and any of its respective officers, directors, shareholders, Affiliates (as such term is defined for purposes of the Securities Act), or any Affiliate thereof, on the other hand.

                      3.1.14. No Fees. Except for Jefferies & Company, Inc. and Houlihan Lokey Howard & Zukin Financial Advisors, Inc., whose fees shall be paid in accordance with Section 9.3 of this Agreement, no investment banker, financial advisor, consultant or other intermediary is entitled to any fee or commission from the Company or any of its subsidiaries for services rendered on behalf of the Company or any of its subsidiaries in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

                      3.1.15. Proprietary Rights. Except as set forth on
        Schedule 3.1.15: (i) each of the Company and its subsidiaries is the sole owner, free and clear of any Lien, of, or has a valid license or other right, without the payment of any royalty except with respect to off-the-shelf software and otherwise on commercially reasonable terms, to all U.S. and foreign trademarks, service marks, logos, corporate and trade names, internet domain names, patents, registered designs, copyrights, computer software and databases, whether or not registered, web sites (and all intellectual property and proprietary rights incorporated therein) and all other trade secrets, research and development, know-how, proprietary and intellectual property rights and information, including all grants, registrations and applications relating thereto (collectively, the "Proprietary Rights"), used in the conduct of its business as now conducted, except for such Proprietary Rights the absence of which is not reasonably likely to have a Material Adverse Effect (such Proprietary Rights owned by or licensed to the Company or any of its subsidiaries, subject to such exception, collectively, the "Company Rights"); (ii) each of the Company and its subsidiaries has taken commercially reasonable actions to protect the Company Rights, and to acquire Proprietary Rights, consistent with prudent commercial practices in their respective industry; (iii) each of the rights of the Company and its subsidiaries in the Company Rights is valid and enforceable; (iv) none of the Company or its subsidiaries has received any demand, claim, notice or inquiry from any person or entity in respect of any Company Rights which challenges, threatens to challenge, or inquires as to whether there is any basis to challenge, the validity of, or the rights of the Company and its subsidiaries in, any such Company Rights, and the Company does not know of any basis for any such challenge; (v) none of the Company or its subsidiaries is in violation or infringement of, and none has violated or infringed, any Proprietary Rights of any other person or entity, except as is not reasonably likely to have a Material Adverse Effect; (vi) to the knowledge of the Company, no person or entity is infringing any Company Rights; and (vii) except on an arm's-length basis for value and other commercially reasonable terms, none of the Company or its subsidiaries has granted any license with respect to any Company Rights to any person or entity.

                      3.1.16. Employee Benefit Plans(a) . (a) For purposes hereof, each employee benefit or compensation plan, fund, program, arrangement, agreement or policy maintained or contributed to by the Company or any of its subsidiaries or as to which the Company or any of its subsidiaries has any liability shall be referred to herein as the "Plans" and individually as a "Plan". For purposes hereof, "Plans" shall include any Plan that is an "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, an "ERISA Plan").

                      (b) Schedule 3.1.16(a) lists all Plans as of the date hereof, and the Company has provided the Holders with all documents relating to any of the Plans.

                      (c) Each ERISA Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code, including, in the case of any ERISA Plan intended to be qualified under Code Section 401(a), the provisions of Code Section 401(a). A determination letter has been received from the IRS as to each ERISA Plan that is intended to be qualified under Code Section 401(a) and to the knowledge of the Company nothing has occurred that would be reasonably likely to result in the revocation of any such determination letter.

                      (d) With respect to any ERISA Plan maintained, sponsored or required to be contributed to within the last six years by the Company, any subsidiary or any trade or business which together with the Company or any subsidiary would be treated as a single employer under
        Section 414 of the Code that is subject to Title IV of ERISA, (i) no "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred, whether or not waived, that has not been satisfied in full and (ii) the actuarially determined present value of all "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plans' most recent actuarial valuation) did not exceed the then current value of the assets of such plans, and (iii) there has not been an adverse change in the financial condition of such ERISA Plan which would have caused a material change in the funded status of such plan. No ERISA Plan to which the Company contributes or otherwise has any liability is a multiemployer pension plan within the meaning of Section 3(37) of ERISA.

                      (e) None of the Company or any of its subsidiaries has engaged in any "prohibited transactions" (as described in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Plan.

                      (f) Except as disclosed on Schedule 3.1.16(f), the consummation of the transactions contemplated by this Agreement will not
        (i) entitle any person to payments under any Plan to which he would not be entitled if the transactions contemplated by this Agreement were not consummated, (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due to any person under any Plan, or (iii) result in any liability under Title IV of ERISA.

                      (g) Except as disclosed on Schedule 3.1.16(g), no Plan is subject to any pending, or to the knowledge of the Company, threatened with any, dispute, lawsuit, claim (other than routine claims for benefits), investigation or complaint to, or by, any person or Governmental Entity. Except as disclosed on
        Schedule 3.1.16(g), no Plan is the subject of an audit or, to the knowledge of the Company, under investigation by any Governmental Entity, nor, to the knowledge of the Company, is any such audit or investigation threatened.

                      (h) Except as set forth on Schedule 3.1.16(h), neither the Company nor any of its subsidiaries has any obligation to provide any post-employment health or life insurance coverage under any Plan or arrangement, other than such benefits required by law, and each Plan may be amended or terminated without incurring liability thereunder.

                      3.1.17. Labor Relations; Employees. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that is reasonably likely to have a Material Adverse Effect. No collective bargaining agreement covering any of the employees of the Company or any of its subsidiaries exists and, to the knowledge of the Company, no such agreement is imminent.

                      3.1.18. Environmental Matters(a) . (a) Except as disclosed in Schedule 3.1.18 or as is not reasonably likely to have a Material Adverse Effect, (i) each of the Company and its subsidiaries is in compliance with all applicable federal, state, local, municipal, and foreign Laws and Orders relating to pollution, preservation or protection of human health or safety or the environment, including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata, and natural resources, and mitigation of adverse effects thereon (together "Environmental Laws") and including, without limitation, Laws and Orders relating to the presence, manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, handling, emission, discharge, release or threatened release of chemicals, pollutants, contaminants, wastes, radioactive, toxic or hazardous substances or wastes, petroleum or petroleum-derived substances, products or wastes, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead or lead-based paints or materials, or any constituent, breakdown product or by-product of any of the foregoing ("Materials of Environmental Concern"), and recordkeeping, notification, disclosure and reporting requirements with respect thereto, (ii) each of the Company and its subsidiaries possesses all Permits and other governmental authorizations required under applicable Environmental Laws, and is in compliance with the terms and conditions thereof and (iii) each of the Company and its subsidiaries is in compliance with the terms and conditions of any instrument or agreement pursuant to which any of them has settled or discharged any liability under Environmental Laws.

                      (b) Except as disclosed in the Company SEC Filings or in
        Schedule 3.1.18 or except as is not reasonably likely to have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries has received any communication (written or oral), whether from a Governmental Entity, citizens group, employee or otherwise, which alleges that the Company or any of its subsidiaries (or any person or entity whose liability the Company or any of its subsidiaries has acquired, retained or assumed either contractually or by operation of law) is, has been or may be in violation of or not in compliance with any Environmental Law or has or may have any liability (including, without limitation, liability for investigatory costs, cleanup costs, response costs, corrective action, natural resource damages, property damage, personal injury, or fines or penalties) under any Environmental Law and (ii) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern at any location and at any time, that would form the basis for any future liability arising under or relating to Environmental Laws of or to the Company or any of its subsidiaries or of or to any person or entity whose liability the Company or any of its subsidiaries has acquired, retained or assumed either contractually or by operation of law.

                      (c) Each of the Company and its subsidiaries has made available to the Holders any assessments, reports, data, results of investigations or audits, notices of violation, complaints, agreements and notices relating to contribution or indemnification rights or obligations, that are in the possession of the Company or any of its subsidiaries regarding actual or potential liabilities arising under or relating to Environmental Laws of or to the Company or its subsidiaries or of or to any person or entity whose liability the Company or any of its subsidiaries has acquired, retained or assumed either contractually or by operation of law, except as relates to such liabilities which are not reasonably likely to have a Material Adverse Effect.

                      3.1.19. Section 3(a)(9) Exemption; Blue Sky Exemption. Assuming no person, other than the Company, has paid or given, directly or indirectly, any commission or other remuneration for soliciting the Exchange and the other transactions contemplated in this Agreement or the other Transaction Documents, the issuance and delivery of the Common Stock, the Preferred Stock and the New Notes by the Company in exchange for each of the Holders' Old Notes pursuant to the terms of this Agreement and the other Transaction Documents is exempt pursuant to
        Section 3(a)(9) of the Securities Act from the registration requirements of the Securities Act. No consent, approval, filing, notice or similar action is required in connection with the Exchange pursuant to any state securities or "Blue Sky" Laws.

                      3.1.20. Board Representation; Compliance with Rule 14f-1(a) . (a) The Company has complied with the requirements of Rule 14f-1 pursuant to the Exchange Act and filed with the SEC, and transmitted to all holders (as of the applicable record date) of securities of the Company who would be entitled to vote at a meeting for the election of directors of the Company, the information contemplated by Rule 14f-1 under the Exchange Act (the "Rule 14f-1 Filing"), and taken all other actions required under Section 14 of the Exchange Act and Rule 14f-1 promulgated thereunder necessary to consummate the transactions contemplated in this Agreement and the other Transaction

        Documents, including, without limitation, the appointment of directors contemplated by Section 3.1.20(b) hereof. The Rule 14f-1 Filing complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as in effect on the date of such filing and such transmission to securityholders of the Company of the Rule 14f-1 Filing. The Rule 14f-1 Filing (other than with respect to the information provided in writing by the Holders to the Company expressly for inclusion in such filing) did not contain or incorporate by reference, when filed and when transmitted to securityholders of the Company, any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      (b) As of the date hereof, Messrs. Werner Hafelfinger, Dale L. Rasmussen, Gene C. Sharratt, Robert M. Stemmler and William A. Wheeler have tendered their resignations as directors of the Company and, Messrs. Robert A. Hamwee, Matthew Kaufman, Richard Detweiler and Carl Goldsmith have been duly appointed by the holders of the Preferred Stock in accordance with Washington law, the Articles of Incorporation of the Company and the Bylaws of the Company, as directors of the Company.

                      3.1.21. Tax Returns(a) . (a) Except as set forth on
        Schedule 3.1.21, all Tax Returns required to be filed by or with respect to the Company or any of its subsidiaries for all Taxable Periods have been timely filed. All such Tax Returns (i) were prepared in the manner required by applicable Law, (ii) are true, correct, and complete in all material respects, and (iii) accurately reflect the liability for Taxes of the Company and its subsidiaries. All Taxes shown to be payable on such Tax Returns, and all assessments of Tax made against the Company or any of its subsidiaries with respect to such Tax Returns, have been paid when due. No adjustment relating to any such Tax Return has been proposed or, to the Company's knowledge threatened formally or informally by any Taxing authority and no basis exists for any such adjustment. Since the date of the most recent Company SEC Filing, neither the Company nor any subsidiary has incurred any liability for Taxes that would result in a material decrease in the net worth of the Company or any such subsidiary.

                      (b) Except as set forth on Schedule 3.1.21, the Company and each of its subsidiaries have paid, or caused to be paid, all Taxes due, whether or not shown (or required to be shown) on a Tax Return, and have provided a sufficient reserve for the payment of all Taxes not yet due and payable in the Company SEC Filing; and such Taxes paid or provided for include those for which the Company or any of its subsidiaries may be liable in its own right, or as the transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture, or other entity.

                      (c) The Company and each of its subsidiaries have complied in all material respects with the requirements relating to the withholding and payment of Taxes, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

                      (d) Neither the Company nor any of its subsidiaries has incurred, or will incur, any material Tax liability in connection with
        (i) the Exchange or (ii) the other transactions contemplated by this Agreement.

                      (e) As used herein the following terms have the following respective meanings:

                             (i) "Tax" or "Taxes" shall mean any and all
                      federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign Tax law) and including any liability for Taxes as a transferee or successor, by contract or otherwise.

                             (ii) "Taxable Period" means any taxable year or any
                      other period that is treated as a taxable year (or other period, or portion thereof, in the case of a Tax imposed with respect to such other period; e.g., a quarter) with respect to which any Tax may be imposed under any applicable statute, rule, or regulation.

                             (iii) "Tax Return" means any report, return,
                      election, notice, estimate, declaration, information statement and other forms and documents (including, without limitation, all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE HOLDERS

               4.1. Representations and Warranties of the Holders. (i) Each Holder hereby represents and warrants to the Company, severally, only as to itself, and not jointly, that the statements contained in this Section 4.1 with respect to such Holder are correct and complete as of the date of this Agreement, other than those representations and warranties that speak only as of a specified date:

                      4.1.1. Ownership of Notes. (i) The Holder either (A) beneficially owns the principal amount of Old Notes set forth opposite its name in Exhibit A attached hereto or (B) alone or with its Affiliates (as defined in the Exchange Act, and over whom the Holder exercises sufficient control to insure enforcement of the provisions of this Agreement and the other Transaction Documents) has investment authority or discretion over the principal amount of Old Notes set forth opposite its name in Exhibit A attached hereto, free and clear of any and all Liens, and the Holder has not granted, sold, conveyed, transferred or otherwise disposed of any right, title or interest (legal, record or beneficial) in and to such Old Notes to any person; and (ii) the Holder has the full right and authority to cancel the indebtedness represented by such Old Notes as contemplated by this Agreement. The debt evidenced by the Old Notes is no longer outstanding, the Holder does not have any rights thereunder and none of the Company, any of its subsidiaries or the Holder will have any obligations thereunder, except for those rights and obligations which the Company will have with respect to holders of such notes who are not parties to this Agreement or the other Transaction Documents.

                      4.1.2. Authority. The Holder has the power, authority and capacity necessary to execute, deliver and perform its obligations under this Agreement and any of the other Transaction Documents to which the Holder is a party and to consummate the transactions contemplated hereby and thereby and to execute the consent contemplated in Section 7.3(ii). The execution, delivery and performance of this Agreement and any other Transaction Document to which the Holder is a party and the consent contemplated in Section 7.3(ii) and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by all necessary action in respect thereof on the part of the Holder. This Agreement and any other Transaction Document to which the Holder is a party have been duly executed and delivered and represent legally valid and binding obligations of the Holder, enforceable against the Holder in accordance with their terms, subject to the Enforceability Exceptions.

                      4.1.3. Consents and Approvals. Except for the filing of
        Schedule 13D and Form 3 with the SEC, no notices, reports, registrations or other filings are required to be made by the Holder or on its behalf with, nor are any consents, approvals or authorizations required to be obtained by the Holder or on its behalf from, any Governmental Entity in connection with the execution, delivery or performance of this Agreement or any other Transaction Document to which the Holder is a party, in each case except for those the failure to make or obtain which, individually or in the aggregate, is not material.

                      4.1.4. No Violations. The execution, delivery and performance of this Agreement will not:

               (a) violate or contravene any provision of the articles of incorporation or bylaws or similar organizational documents of the Holder;

               (b) violate, conflict with, or constitute or result in a default, acceleration or termination of, or entitle any party to terminate, accelerate, alter the terms of or cause a default under (in each case, with or without notice or lapse of time or both), any provision of any agreement, license, lease, contract, loan, note, mortgage, indenture, bond or other written or oral obligation to which the Holder is a party or by which any of the Holder's assets are bound, except, in each case, for such violations, conflicts, breaches or defaults which individually or in the aggregate are not reasonably likely to materially adversely affect the Holder's ability to perform its obligations hereunder;

               (c) require the Holder to obtain the consent, waiver, authorization or approval of any person except where the failure to obtain such consent, waiver, authorization or approval is not reasonably likely to materially adversely affect the Holder's ability to perform its obligations hereunder; or

               (d) violate, contravene or conflict with any Order, Law or Permit, applicable to the Holder except where such violation, contravention or conflict is not reasonably likely to materially adversely affect the Holder's ability to perform its obligations hereunder.

                      4.1.5. No Fees. No investment banker, financial advisor, consultant or other intermediary is entitled to any fee or commission from the Holder for services rendered on behalf of the Holder in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

                                    ARTICLE 5

                               REGISTRATION RIGHTS

               5.1. Demand Registrations.

                      5.1.1. Demand Registrations. Subject to the conditions of this Section 5.1, at any time on and after the date hereof, any of the Holders individually or together with other Holders (the "Initiating Holder" or "Initiating Holders") holding in the aggregate at least 50% of the total outstanding number of shares or aggregate principal amount, as applicable, of Registrable Securities for which a Demand Request (as hereinafter defined) is made may make a written request (a "Demand Request") that the Company file a registration statement under the Securities Act on the appropriate form covering the registration of Registrable Securities. Such Demand Request shall specify the aggregate number of shares or aggregate principal amount of Registrable Securities proposed to be sold and will also specify the intended method or methods of disposition thereof. The Company shall only be required to effect three registrations pursuant hereto and no more than two in any 12-month period. "Registrable Securities" shall mean (i) the shares of the Common Stock acquired by the Holders pursuant to the terms of this Agreement, including the Conversion Shares acquired by the Holders upon the Automatic Conversion of the Preferred Stock and (ii) the New Notes and the PIK Notes; provided, that any Registrable Securities transferred (A) pursuant to a registration statement under the Securities Act covering such Registrable Securities that has been declared effective by the SEC or
        (B) pursuant to Rule 144 promulgated pursuant to the Securities Act to a non-affiliate of the Company, shall be excluded from the definition of "Registrable Securities".

                      5.1.2. Participation. Within twenty (20) days of the receipt of any Demand Request, the Company shall give written notice of such Demand Request to all Holders. Subject to the provisions of this
        Section 5.1, the Company shall include in such demand registration all Registrable Securities that the Holders request to be registered in a written request from such Holders received by the Company within twenty
        (20) days of the mailing of the Company's notice pursuant to this
        Section 5.1.2.

                      5.1.3. Underwriting Requirements. The Company shall have the right to select an investment banking firm to act as managing underwriter from a list of five (5) investment banking firms chosen by the Initiating Holder out of the top ten managers of underwritten equity offerings in the country based on the volume of underwritten equity offerings for the past two years. Notwithstanding any other provision of this Section 5.1, if the managing underwriter with respect to a proposed offering made pursuant to a Demand Request advises the Company and the Holders in writing that, in its good faith opinion, the number of securities requested to be included in such offering exceeds the number of securities which can be sold in such offering without being likely to have an adverse effect on the offering of securities as then contemplated (including the price at which it is proposed to sell the securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the registration shall be allocated: (i) first, to securities being sold for the account of the Holders of Registrable Securities on a pro rata basis based on the number of Registrable Securities requested to be included in such registration by all such Holders; provided that if the Initiating Holder is unable to register at least 50% of its Registrable Securities proposed to be registered in its or their Demand Request, such Demand Request shall be deemed to have been withdrawn, but the Company shall be obligated to continue to pursue the registration of Registrable Securities initiated by the making of such Demand Request, and the Initiating Holder shall retain its rights to registration under this Section 5.1 as though no request for such registration had been made by such Holder; (ii) second, to securities being sold for the account of the Company; and (iii) last, to any other shareholders the Company may determine to allow to participate in the registration.

                      5.1.4. Preemption of Requested Registration.
        Notwithstanding anything to the contrary contained herein, at any time within twenty (20) business days after receiving a Demand Request, the Company may elect to effect an underwritten primary registration in lieu of the registration requested in the Demand Request if the Company's Board of Directors believes that such primary registration would be in the best interests of the Company or if the managing underwriter with respect to the proposed offering requested in the Demand Request advises the Company and the Holders in writing that in its good faith opinion, in order to sell the Registrable Securities to be sold, the Company should include its own securities. If the Company so elects to effect a primary registration, the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration and shall afford the Holders of the Registrable Securities piggyback rights contained in Section 5.2 with respect to such primary registration. In the event that the Company so elects to effect a primary registration after receiving a Demand Request, such Demand Request shall be deemed to have been withdrawn and the Initiating Holder shall retain its rights to registration under this Section 5.1 as though no request for such registration had been made by them.

                      5.1.5. Exceptions. Notwithstanding the foregoing provisions, the Company shall not be required to effect a registration pursuant to this Section 5.1:

                             (i) in any particular jurisdiction in which the
                      Company would be required to qualify to do business, where not otherwise required, or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

                             (ii) after the Company has effected the number of
                      registrations required pursuant to Sections 5.1.1, and such registrations have been declared or ordered effective, shall remain effective for at least the period of time provided in Section 5.4(a) hereof, and no stop order shall have been issued with respect thereto; or

                             (iii) during the period starting with the date
                      thirty (30) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a registration subject to the Holders' rights under Section 5.2; provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective. If a demand registration is delayed, deferred or otherwise not effected due to this Section 5.1.5(iii), the Initiating Holder's request shall be deemed withdrawn and the Initiating Holder shall retain its rights to registration under this Section 5.1 as though no request for such registration had been made by such Holder; or

                             (iv) if the Board of Directors of the Company, in
                      its good faith judgment, determines that a registration of Registrable Securities should not be made because it would be seriously detrimental to the Company to register such Registrable Securities, then in such event the Company shall have the right to defer the filing or registration statement pursuant to a Demand Request for a period of not more than one hundred eighty (180) days after receipt of such Demand Request (provided, however, that the Company shall not defer its obligation in this manner more than once in any twelve-month period).

                      5.1.6. Registration Statement Form. The Company may, if permitted by law, effect any registration of Registrable Securities pursuant to Section 5.1 by the filing of a registration statement on Form S-3 unless, in the event such registration involves an underwritten public offering, the managing underwriter shall notify the Company in writing that, in the judgment of such managing underwriter, the use of a more detailed form or inclusion of additional information, which in each case shall be specified in such notice, is reasonably necessary to effectively market the offering of such Registrable Securities, in which case such registration shall be effected on the form so specified or shall include the information so specified, as applicable.

               5.2. Piggyback Registrations.

                      5.2.1. Piggyback Rights. If (but without any obligation to do so) the Company proposes to register any of its shares of Common Stock or other securities under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company employee benefit plan or a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (each, a "Designated Registration")), whether or not for its own account, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given in writing to the Company within fifteen (15) days after receipt of such notice by the Company, the Company shall, subject to the provisions of Section 5.2.3, use its reasonable best efforts to prepare, file and cause to become effective a registration statement which includes all of the Registrable Securities that each such Holder has requested to be registered.

                      5.2.2. Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.2 prior to the effectiveness of such registration, whether or not any

        Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5.6 hereof. Any such withdrawal shall be without prejudice to the rights of any Holder to request that a registration be effected under Section 5.1 or to be included in subsequent registrations under Section 5.2.1.

                      5.2.3. Underwriting Requirements. In connection with any offering involving an underwriting of shares issued by the Company, the Company shall not be required under this Section 5.2 to include any of a Holder's Registrable Securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company and enters into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold, other than by the Company, that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their good faith opinion will not jeopardize the success of the offering. If such registration as initially proposed by the Company was in whole or in part requested by holders of securities of the Company, other than the Holders of Registrable Securities in their capacities as such, pursuant to demand registration rights, then the number of shares that may be included in the underwriting shall be allocated as follows: (x) first, such securities held by the holders initiating such registration and, if applicable, any securities proposed by the Company to be sold for its own account, allocated in accordance with the priorities then existing among the Company and such holders, (y) second, any Registrable Securities requested to be included in such registration by Holders of Registrable Securities, pro rata on the basis of the number of Registrable Securities requested to be included in such registration and (z) last, any other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and such holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               5.3. Shelf Registration. The Company shall use its best efforts to obtain, and to cause its independent auditors to deliver, as promptly as practicable following the date hereof, an unqualified audit opinion on the consolidated financial statements of the Company as of December 31, 2000 and December 31, 2001 and for each of the years ending May 31, 1999, 2000 and 2001 (the "2001 Financial Statement Report"). The Company shall, within 5 business days following its receipt of the 2001 Financial Statement Report, (i) prepare and file with the SEC a registration statement pursuant to which the Holders may resell from time to time any Registrable Securities received in the Exchange or upon the Automatic Conversion (the "Resale Registration Statement") and (ii) use its best efforts to have the Resale Registration Statement declared effective by the SEC as promptly as practicable following the filing thereof. The

Company shall prepare and file such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith and take any other actions as may be necessary to keep the Resale Registration Statement effective for a period of two years from the date upon which the SEC declares the Resale Registration Statement effective.

               5.4. Obligations of the Company. Whenever required under this
Article 5 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                      (a) prepare and file with the SEC, no later than forty-five (45) days after the Company's receipt of a Demand Request made pursuant to Section 5.1.1, a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective and, keep such registration statement effective for a period of one year or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one year period shall be extended by the number of calendar days in any period beginning with the delivery of the notification contemplated by the first clause of subsection 5.4(g), and ending with the delivery of the supplements or amendments contemplated by subsection 5.4(g);

                      (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration as may be necessary to comply with the provisions of the Securities Act with respect to disposition of all securities covered by such registration statement for the period set forth in paragraph 5.4(a) above or Section 5.3, as applicable;

                      (c) furnish to each selling Holder and counsel selected by the selling Holders copies of all documents proposed to be filed with the SEC in connection with such registration, which documents will be subject to the review of such counsel and each selling Holder;

                      (d) furnish to the selling Holders, without charge, such number of (i) conformed copies of the registration statement and of each amendment or supplement thereto (in each case including all exhibits and documents filed therewith), and (ii) copies of the prospectus included in such registration statement, including each preliminary prospectus and any summary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them in accordance with the intended method or methods of such disposition;

                      (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and enter into such other agreements and take such other actions in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, "road shows" and all other customary selling efforts, all as the underwriters reasonably request;

                      (f) promptly notify each selling Holder covered by such registration statement (i) of the issuance of any stop order by the SEC in respect of such registration statement (and use every reasonable effort to obtain the lifting of any such stop order at the earliest possible moment), (ii) of any period when the registration statement ceases to be effective, (iii) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

                      (g) notify each selling Holder covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes or incorporates by reference an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, as promptly as is practicable, prepare, file with the SEC and furnish to such selling Holder a reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include or incorporate by reference an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                      (h) cause all such Registrable Securities registered hereunder to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

                      (i) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                      (j) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky Laws of such jurisdictions as shall be reasonably requested by the selling Holders (or obtain an exemption from registration or qualification under such Laws) and do any and all other acts and things which may be necessary or advisable to enable such selling Holders to consummate the disposition of the

        Registrable Securities in such jurisdictions in accordance with the intended method or methods of distribution thereof; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process in any such states or jurisdictions;

                      (k) furnish to each selling Holder a signed counterpart, addressed to such selling Holder, of an opinion of counsel for the Company experienced in securities Law matters, dated the effective date of the registration statement (and, if any registration includes an underwritten public offering, the date of the closing under the underwriting agreement) covering such matters as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings of securities and such other matters as may be reasonably requested by the Initiating Holders, if any;

                      (l) to the extent the Company is able, after using its best efforts, to cause the independent accountants who have issued an audit report on the Company's financial statements included (or incorporated by reference) in the registration statement to issue a "comfort" letter to each selling Holder after using the Company's best efforts to obtain such a letter, furnish to each selling Holder a signed counterpart of such "comfort" letter, dated the effective date of the registration statement (and, if any registration includes an underwritten public offering, the date of the closing under the underwriting agreement), signed by the independent public accountants covering such matters as are customarily covered in accountant's letters delivered to the underwriters in underwritten public offerings of securities and such other matters as may be reasonably requested by the Initiating Holders, if any;

                      (m) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of the Company to enable each selling Holder thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

                      (n) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least twelve
        (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement;

                      (o) make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, and permit the Inspectors to participate in the preparation of such registration statement and any prospectus contained therein and any amendment or supplement thereto. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. The selling Holder of Registrable Securities agrees by acquisition of such Registrable Securities that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential; and

                      (p) use its reasonable best efforts to take all other steps necessary to effect the registration and disposition of such Registrable Securities as contemplated hereby.

               5.5. Information from Holder. Except with respect to the Company's obligations contained in Section 5.3, it shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Article 5 with respect to the Registrable Securities of any selling Holder that such Holder shall, within ten (10) business days of a written request by the Company, furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Holder's Registrable Securities. In any registration statement with respect to any Registrable Securities or any amendment or supplement thereto, the Company agrees not to refer to any selling Holder of any Registrable Securities covered thereby by name, or otherwise identify such seller as the holder of any Registrable Securities, without the prior written consent of such selling Holder, such consent not to be unreasonably withheld.

               5.6. Expenses of Registration. The Company shall pay all Registration Expenses in connection with registrations, filings or qualifications which the Company is required to effect pursuant to Sections 5.1 and 5.3 and which it effects pursuant to Section 5.2. For purposes of this Section, "Registration Expenses" shall mean all expenses other than underwriting discounts and commissions incident to the Company's performance of its obligations under or compliance with Sections 5.1, 5.2, 5.3 and 5.4, including (without limitation) all registration, filing and qualification fees (including Blue Sky fees), NASD fees and other fees and expenses associated with listing securities on the Nasdaq National Market or any national securities exchange, printers' and accounting fees, transfer agent fees and expenses, trustee fees and expenses, rating agency fees and expenses, word processing and duplicating fees, messenger and delivery expenses, fees and disbursements of underwriters customarily paid by issuers or sellers of securities, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the Initiating Holders, if any, and otherwise by a majority in interest of the Holders participating in such registration).

               5.7. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 5.

               5.8. Indemnification. In the event any Registrable Securities are included in a registration statement under this Article 5:

                      (a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, the partners, officers, directors, members and shareholders of each selling Holder, legal counsel and accountants for each selling Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter, within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses or liabilities (joint or several) (or actions, proceedings or settlements in respect thereof), to which they may become subject under the Securities Act, the Exchange Act or other federal, state, local or foreign securities Laws, insofar as such losses, claims, damages, expenses or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation") by the
        Company: (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any other document required in connection therewith or any qualification or compliance associated therewith; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any securities Laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any securities Laws; and the Company will reimburse each such selling Holder, partner, officer, director, member, shareholder, counsel, accountant, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending or settling any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 5.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), nor shall the

        Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with the applicable registration statement by any such Holder, underwriter or controlling person; provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased securities in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the securities to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or any other person entitled to indemnification pursuant to this Section 5.8(a) and shall survive the transfer of such securities by any Holder.

                      (b) To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, expenses or liabilities (joint or several) (or actions, proceedings or settlements in respect thereof) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any state or foreign securities Laws, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereto) arise out of or are based upon any Violation (but excluding clause (iii) of the definition thereof), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with the applicable registration statement; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 5.8(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, delayed or conditioned); provided, further, that in no event shall any indemnity under this Section 5.8(b) exceed the net proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by any Holder.

                      (c) Promptly after receipt by an indemnified party under this Section 5.8 of written notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.8 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.8. No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such indemnified party of a full and unconditional release from all liability in respect of such claim or action, or which contains any admission of liability or responsibility with respect to such indemnified party.

                      (d) If the indemnification provided for in this Section
        5.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of and, except as to the Company where the Company does not participate in the offering, the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that no person guilty of fraud shall be entitled to contribution. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each such party. In no event shall any contribution under this Section 5.8(d) exceed the net proceeds from the offering received by such Holder, less any amounts paid under Section 5.8(b).

                      (e) The obligations of the Company and Holders under this
        Section 5.8 shall survive the completion of any offering of Registrable Securities under this Article 5.

                      (f) Indemnification similar to that specified in this
        Section 5.8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration (other than under the Securities Act) or other qualification of such Registrable Securities under any Law or regulation of any Governmental Entity other than the Securities Act.

                      (g) Any indemnification required to be made by an indemnifying party pursuant to this Section 5.8 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss claim, damage, expense or liability incurred by such indemnified party.

                      (h) The obligations of the parties under this Section 5.8 shall be in addition to any liability which any party may otherwise have to any other party.

               5.9. "Market Stand-Off" Agreement. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Common Stock (or any other securities convertible into Common Stock) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that all officers and directors of the Company enter into similar agreements. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 5.9 shall not apply to a Designated Registration. The Company may impose stop-transfer instructions with respect to the shares of Common Stock subject to the foregoing restriction until the end of such period, not to exceed a ninety
(90) day period.

                                    ARTICLE 6

                                    COVENANTS

               6.1. Further Actions. Following the execution of this Agreement, each of the parties hereto shall execute and deliver such instruments and take such other actions as may reasonably be required to (i) carry out the intent of this Agreement and the other Transaction Documents and (ii) consummate the Exchange; provided that no Holder shall be required to incur any expense, liability or other monetary obligation with respect thereto.

               6.2. Proxy Statement. The Company has prepared and filed with the SEC a proxy statement (the "Proxy Statement") for purposes of obtaining the approval of the shareholders of the Company to amend the Articles of Incorporation of the Company to increase the authorized number of shares of Common Stock to effect the Automatic Conversion (the "Amendment"). The Company shall provide the Holders with a copy of such filing and any related filings with the SEC. The Company will use commercially reasonable efforts to cause the Proxy Statement to be cleared by the SEC and mailed to its stockholders at the earliest practicable date.

               6.3. Meetings. The Company shall take all lawful action to (i) cause a special meeting of its stockholders to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on and obtaining the approval of the shareholders of the Amendment and (ii) solicit proxies from its stockholders to obtain the vote required under Washington Law and in accordance with the Articles of Incorporation of the Company for the approval and adoption of the Amendment. The Board of Directors of the Company shall recommend approval and adoption of the Amendment and shall not withdraw, amend or modify in any manner such recommendation (or announce publicly its intention to do so).

               6.4. Transferability. The Holders shall not sell, assign or otherwise transfer the Preferred Stock issued hereunder without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that the Holders may sell, assign or otherwise transfer the Preferred Stock without the Company's prior written consent to any purchaser or transferee if such transfer is in compliance with applicable securities Laws and any other Laws applicable to such transfer, the purchaser or transferee agrees in writing to be bound by the terms of this Agreement and the other Transaction Documents, and the transferring Holder provides notice to the other Holders and the Company as contemplated in Section
9.4. The Common Stock, the New Notes and the PIK Notes shall be transferable without the Company's consent upon compliance with all applicable securities Laws and any other Laws applicable to such transfer; provided, however, that no shares of Common Stock may be transferred unless the transferee agrees in writing to be bound by the terms of this Agreement and the other Transaction Documents, and the transferring Holder provides notice to the other Holders and the Company as contemplated in Section 9.4.

               6.5. Voting Agreement. Each of the Holders, the Chief Executive Officer of the Company, Donald A. Wright (the "CEO"), and the Chief Operating Officer of the Company, Werner Hafelfinger (the "COO", who together with the CEO shall be parties to this Agreement solely for purposes of Sections 6.5, 6.6 and
6.7 and are referred to each as a "Voting Officer"), hereby agrees to vote, or cause to be voted, or if applicable, execute written consents with respect to, all shares of capital stock of the Company held by such Holder or Voting Officer, respectively, and entitled to vote, or that such Holder or Voting Officer, respectively, has the power to vote or in respect of which such Holder or Voting Officer, respectively, has the power to direct the vote, in favor of approving the Amendment, in any and all votes or solicitations of written consents with respect to the approval of the Amendment, or any other circumstances upon which a vote, consent or other approval is sought with respect to the approval of the Amendment.

               6.6. Board of Directors. For so long as the Holders own securities having, in the aggregate, at least 33.3% of the outstanding voting power of the Company and subject to Section 6.6.3, the Board of Directors will consist of (i) three persons nominated by GSCP Recovery, Inc. and GSC Recovery II, L.P. or their affiliates, (ii) one person nominated by MW Post Advisory Group L.L.C. or its affiliates and (iii) the Chief Executive Officer of the Company. Each person nominated for election as a director of the Company pursuant to this Section 6.6, and each person nominated for election as a director of the Company in lieu of any such person pursuant to Section 6.6.1(c), or to fill a vacancy on the Board of Directors created by such person pursuant to Section 6.6.2, is referred to herein as a "Holder Nominee."

                      6.6.1. Election of Directors.

                      (a) For so long as the Holders own securities having, the aggregate at least 33.3% of the outstanding voting power of the Company, each Holder agrees to take all actions necessary to cause the Holder Nominees to be elected as directors of the Company in any and all elections of directors.

                      (b) Each Voting Officer agrees to take all actions necessary to cause the Holder Nominees to be elected as directors of the Company at the next election of directors or upon the next solicitation of written consents, or upon the next occasion upon which a vote, consent or other approval is sought, with respect to the election of directors, following the date of this Agreement.

                      (c) For so long as the Holders own securities having, in the aggregate, at least 33.3% of the outstanding voting power of the Company and without limiting the generality or effect of Section 6.6.1(a), each Holder will vote or cause to be voted, or if applicable execute written consents with respect to, all shares of capital stock of the Company held by such Holder and entitled to vote, or that such Holder has the power to vote or in respect of which such Holder has the power to direct the vote, in favor of the election of the Holder Nominees to the Board of Directors of the Company in any and all elections of, or solicitations of written consents, or in any other circumstances upon which a vote, consent or other approval is sought, with respect to the election of directors.

                      (d) Each Voting Officer will vote or cause to be voted, or if applicable execute written consents with respect to, all shares of capital stock of the Company held by such Voting Officer and entitled to vote, or that such Voting Officer has the power to vote or in respect of which such Voting Officer has the power to direct the vote, in favor of the election of the Holder Nominees to the Board of Directors of the Company at the next election of directors or upon the next solicitation of written consents, or upon the next occasion upon which a vote, consent or other approval is sought, with respect to the election of directors, following the date of this Agreement.

                      (e) Without limiting the generality or effect of this
        Section 6.6.1, for so long as the Holders have the rights contemplated by Section 6.6, at each meeting of the shareholders of the Company at which the term of office of any Holder Nominee (an "Expiring Nominee") expires, each such Expiring Nominee will be nominated for election to another term as a director of the Company and will be included in the slate of nominees recommended to shareholders of the Company for election as directors of the Company in any proxy statement prepared by or on behalf of the Company with respect to such meeting; provided that, if any Holder or Holders that nominated any Holder Nominee that is an Expiring Nominee so specify or if any Expiring Nominee declines or is unable to accept the nomination, another individual designated by the Holder or Holders that nominated such Expiring Nominee, in lieu of such Expiring Nominee, will be nominated for election as a director of the Company and will be included in the slate of nominees recommended to shareholders of the Company for election as directors of the Company in any such proxy statement.

                      (f) Without limiting any other provision of this Agreement imposing obligations on transferees generally, it is expressly agreed that the voting and related obligations contained in this Section 6.6 shall bind any transferee of any Holder or of any Voting Officer and no transfer by such Holder or Voting Officer shall be valid until such Holder or Voting Officer has delivered written evidence reasonably satisfactory to the remaining Holders executed by the transferee obligating such transferee to be bound by the terms contained in this
        Section 6.6.

                      6.6.2. Vacancies. Except as contemplated in Section 6.6, each director will hold his or her office as a director of the Company for such term as is provided in the Company's Articles of Incorporation and Bylaws or until his or her death, restriction or removal from the Board of Directors or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Company's Articles of Incorporation and Bylaws and applicable law. If any Holder Nominee ceases to serve as a director of the Company for any reason during his or her term, a nominee for the vacancy resulting therefrom will be designated by the Holder or Holders that nominated such director.

                      6.6.3. Removal of Holder Nominees. For so long as the Holders own securities having, in the aggregate, at least 33.3% of the outstanding voting power of the Company, if any Holder or Holders that nominated any Holder Nominee shall notify the Company in writing of its desire to have removed from the Board of Directors, with or without cause, a Holder Nominee, each Holder will, if necessary, subject to all applicable requirements of law, use its respective best efforts to take or cause to be taken all such action as may be required to remove such Holder Nominee from the Board of Directors. Subject to the immediately preceding sentence, none of the Holders will vote or cause to be voted, or execute written consents with respect to, any shares of the Company's capital stock that it has the power to vote or in respect of which it has the power to direct the vote for the removal of any Holder Nominee nominated by any other Holder without the prior written consent of the Holder or Holders that nominated such Holder Nominee.

               6.7. Exercise of Specified Rights. Each of the Voting Officers hereby agrees that he or she will not exercise or cause to be exercised, in whole or in part, or take any other similar action having the effect of such exercise, any Specified Rights which such Voting Officer has, or may be entitled to, except for options granted to Donald A. Wright pursuant to the 2002 Stock Option Plan, and each of the Voting Officers hereby agrees to enter into and execute any agreement or other documentation reasonably requested by the Holders to effect the covenants contained in this Section 6.7.

               6.8. No Voting Obligations - HBK Master Fund L.P. Solely for purposes of Sections 6.5, 6.6 and 6.7 above, the term "Holders" shall not include HBK Master Fund L.P. and, accordingly, HBK Master Fund L.P. shall not be entitled to any of the rights or remedies, nor subject to any of the obligations or restrictions, contemplated in Sections 6.5, 6.6 and 6.7.

               6.9. Grant of Stock Options. The Company hereby agrees to grant to Donald A. Wright one or more options to purchase the Company's Common Stock (the "New Options"), in consideration for cancellation by Mr. Wright of his existing unexercised stock options of the Company (such cancellation to be effective as of the date of grant of the New Options). The New Options shall be exercisable for five percent (5%) of the Company's Common Stock on a fully-diluted basis immediately following the Exchange. The New Options shall vest over three (3) years and may be exercised over a ten-year term. The New Options shall contain exercise prices designed to incentivize Mr. Wright's performance as President and Chief Executive Officer of the Company, and shall be based upon reasonable targets established by the Compensation Committee of the Board of Directors after discussion with Mr. Wright, in accordance with the targets previously discussed between Mr. Wright and the Holders.

                                    ARTICLE 7

                                     CLOSING

               7.1. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement and the other Transaction Documents and the deliveries contemplated in Sections 7.2 and 7.3 hereof are taking place as of the date hereof at the offices of Milbank Tweed Hadley & McCloy, One Chase Manhattan Plaza, New York, NY 10005. All of the securities to be delivered at Closing as contemplated in Sections 7.2 and 7.3 below shall be dated as of the date hereof.

               7.2. Deliveries by the Company. The Company is delivering to the Holders at the Closing, the following:

                             (i) evidence reasonably satisfactory to the Holders
                      that The Depository Trust Company ("DTC") has recorded in its book-entry system as holders, in the aggregate, of the number of shares of Common Stock set forth on Exhibit A for each Holder, the DTC Participants identified to the Company by such Holder;

                             (ii) evidence reasonably satisfactory to the
                      Holders that DTC has recorded in its book-entry system as holders, in the aggregate, of the number of shares of Preferred Stock set forth on Exhibit A for each Holder, the DTC Participants identified to the Company by such Holder;

                             (iii) evidence reasonably satisfactory to the
                      Holders that the Company has delivered and DTC has received one or more global certificates representing $15,000,000 aggregate principal amount of New Notes and has recorded in its book-entry system as holders, in the aggregate, of the aggregate principal amount of the New Notes set forth on Exhibit A for each Holder, the DTC Participants identified by such Holder;

                             (iv) the New Notes Indenture, duly executed by the
                      Company, each Subsidiary Guarantor, and the trustee with respect thereto, attached hereto as Exhibit C;

                             (v) evidence, reasonably satisfactory to the
                      Holders, that all consents, approvals and waivers listed in Schedules 3.1.3 and 3.1.4 required in connection with the Exchange and the transactions contemplated by this Agreement and the other Transaction Documents, have been obtained without the imposition of any non-customary limitation, requirement or condition, and all waiting periods the expiration of which are required under applicable Law for such consummation have expired or been terminated;

                             (vi) written opinions of counsel for the Company in
                      the form attached hereto as Exhibit D and Exhibit E;

                             (vii) a written opinion reasonably acceptable to
                      the Holders from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. as to the fairness of the transactions contemplated by this Agreement and the other Transaction Documents to the Company's existing shareholders not participating in the Exchange;

                             (viii) an amendment to his existing employment
                      agreement executed by Donald A. Wright and the Company in the form attached hereto as Exhibit F;

                             (ix) a copy of the supplemental indenture attached
                      hereto as Exhibit G (the "Supplemental Indenture") executed by the Company and the trustee pursuant thereto;

                             (x) the Guarantees duly executed by each of the
                      Subsidiary Guarantors, substantially in the form of Exhibit H hereto; and

                             (xi) a fully executed Note Purchase Agreement
                      executed by the Company, Jefferies & Company, Inc. and First Union National Bank, as collateral agent in the form attached hereto as Exhibit I.

               7.3. Deliveries by the Holders. The Holders are delivering to the Company at the Closing, the following:

                             (i) the Old Notes held by each of the Holders (via
                      DTC's book-entry system);

                             (ii) evidence reasonably satisfactory to the
                      Company that each of the Holders has delivered instructions to its respective DTC Participants with respect to the tendering of the Old Notes held by such DTC Participant for the benefit of such Holder and such Holder's consent to the Supplemental Indenture;

                             (iii) their written consent to the Company entering
                      into the Supplemental Indenture; and

                             (iv) evidence, reasonably satisfactory to the
                      Company, that all consents, approvals and waivers listed in Section 4.1.3, required in connection with the Exchange and the transactions contemplated by this Agreement and the other Transaction Documents, have been obtained without the imposition of any non-customary limitation, requirement or condition, and all waiting periods the expiration of which are required under applicable Law for such consummation have expired or been terminated.

                                    ARTICLE 8

                                    SURVIVAL

               8.1. Survival. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year, regardless of any investigation made by the parties hereto or by any person on their behalf.

                                    ARTICLE 9

                                  MISCELLANEOUS

               9.1. Entirety. This Agreement and the other Transaction Documents to be delivered in connection herewith embody the entire agreement among the parties with respect to the subject matter hereof and thereof, and all other prior agreements between the parties with respect thereto are hereby and thereby superseded in their entirety.

               9.2. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one instrument.

               9.3. Fees and Expenses. Except as otherwise provided herein and for that certain letter agreement dated August 21, 2001 between the Company and Dewey Ballantine LLP, the parties hereto shall each bear their respective expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including without limitation, all fees and expenses of agents, representatives, investment bankers, counsel and accountants.

               9.4. Notices and Waivers. All notices, requests, instructions, claims, demands, consents and other communications required or permitted to be given under this Agreement or the other Transaction Documents shall be in writing and shall be deemed to have been duly given on the date delivered by hand or by courier service such as Federal Express, or by other messenger (or, if delivery is refused, upon presentment) or upon receipt by facsimile transmission (with confirmation), or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or to such other persons or addresses as the person to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above (provided that notice of any change in address shall be effective only upon receipt thereof)):

                      (a) If to the Company:

                             Pacific Aerospace & Electronics, Inc.
                             430 Old Station Road, Third Floor
                             Wenatchee, WA 98801
                             Telephone: (509) 667-9600
                             Facsimile: (509) 667-9696
                             Attention: Donald A. Wright

                             with a copy to:

                             Milbank Tweed Hadley & McCloy
                             601 South Figueroa Street
                             Los Angeles, CA 90017
                             Telephone: (213) 892-4333
                             Facsimile: (213) 892-4733
                             Attention: Kenneth J. Baronsky

                      (b) If to the Holders:

                             At the addresses set forth opposite
                             each Holders' name in Exhibit A
                             hereto

                             with a copy to:

                             Dewey Ballantine LLP
                             1301 Avenue of the Americas
                             New York, NY 10019
                             Telephone: (212) 259-8000
                             Facsimile: (212) 259-6333
                             Attention: Jonathan L. Freedman
                                        Michael J. Sage

               9.5. Table of Contents and Captions. The table of contents, table of exhibits and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof or thereof.

               9.6. No Assignment. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party without the prior written consent of the other party hereto; provided, however, that the Holders may assign their respective rights and obligations hereunder without the Company's prior written consent to any assignee if such assignee agrees to be bound by the terms of this Agreement and the other Transaction Documents.

               9.7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto.

               9.8. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               9.9. Applicable Law. This Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed in the State of New York without giving effect to the principles of conflicts of laws thereof.

               9.10. Amendment. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by all parties hereto. Unless otherwise specified in such waiver or consent, a waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

               9.11. Third Party Beneficiaries. Except as set forth in Section
5.8 hereof, nothing expressed or implied in this Agreement or any agreement delivered in connection herewith is intended or shall be construed to confer upon or give to any third party any rights or remedies against any party hereto. The persons entitled to indemnification pursuant to Section 5.8 are intended third party beneficiaries of such Section 5.8.

               9.12. Publicity. None of the parties hereto shall issue any press release or make any public disclosure regarding the transactions contemplated hereby and by the other Transaction Documents unless such press release or public disclosure shall be approved by the other parties hereto. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other Governmental Entity, make such statements with respect to the transactions contemplated by this Agreement and by the other Transaction Documents as each may be advised by counsel is legally necessary, and may make such disclosure as it is advised by its counsel is required by Law.

                            [Signature Pages Follow]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective names by their respective duly authorized representatives, all as of the day and year first above written.

                                        PACIFIC AEROSPACE &
                                           ELECTRONICS, INC.


                                        By: /s/ Donald A. Wright
                                           ------------------------------------
                                           Name: Donald A. Wright
                                           Title: President and Chief Executive
                                                  Officer

                                        DONALD A. WRIGHT
                                        (solely for purposes of Sections 6.5,
                                        6.6, 6.7 and 6.9 hereof)

                                        /s/ Donald A. Wright
                                        ---------------------------------------


                                        WERNER HAFELFINGER
                                        (solely for purposes of Sections 6.5,
                                        6.6 and 6.7 hereof)

                                        /s/ Werner Hafelfinger
                                        ---------------------------------------


                                        AEROMET AMERICA, INC.


                                        By: /s/ Donald A. Wright
                                           ------------------------------------
                                           Name:  Donald A. Wright
                                           Title: Executive Vice President


                                        BALO PRECISION PARTS, INC.


                                        By:  /s/ Donald A. Wright
                                           ------------------------------------
                                           Name:  Donald A. Wright
                                           Title: Executive Vice President

                                        CASHMERE MANUFACTURING CO.,
                                           INC.


                                        By:  /s/ Donald A. Wright
                                           ------------------------------------
                                           Name:  Donald A. Wright
                                           Title: Executive Vice President

                                        CERAMIC DEVICES, INC.


                                        By:  /s/ Donald A. Wright
                                           ------------------------------------
                                           Name:  Donald A. Wright
                                           Title: Executive Vice President

                                        ELECTRONIC SPECIALTY
                                        CORPORATION


                                        By:  /s/ Donald A. Wright
                                           ------------------------------------
                                           Name:  Donald A. Wright
                                           Title: Executive Vice President

                                        NORTHWEST TECHNICAL
                                           INDUSTRIES, INC.


                                        By:  /s/ Donald A. Wright
                                           ------------------------------------
                                           Name:  Donald A. Wright
                                           Title: Executive Vice President

                                        PACIFIC COAST TECHNOLOGIES, INC.


                                        By:  /s/ Donald A. Wright
                                           ------------------------------------
                                           Name:  Donald A. Wright
                                           Title: Executive Vice President

                                        PA&E INTERNATIONAL, INC.


                                        By:  /s/ Donald A. Wright
                                           -----------------------------------
                                           Name:  Donald A. Wright
                                           Title: President


                                        SEISMIC SAFETY PRODUCTS, INC.


                                        By:  /s/ Donald A. Wright
                                           -----------------------------------
                                           Name:  Donald A. Wright
                                           Title: Executive Vice President


                                        SKAGIT ENGINEERING &
                                           MANUFACTURING, INC.


                                        By:  /s/ Donald A. Wright
                                           -----------------------------------
                                           Name:  Donald A. Wright
                                           Title: Executive Vice President

                                        HOLDERS:


                                        GSCP RECOVERY, INC.


                                        By: /s/ Matthew Kaufman
                                           -----------------------------------
                                           Name: Matthew Kaufman
                                           Title: Managing Director


                                        ALLIANCE CAPITAL MANAGEMENT L.P.,
                                        as investment advisor

                                        By:  Alliance Capital Management Corp.

                                        By: /s/ Michael E. Sohr
                                           -----------------------------------
                                           Name: Michael E. Sohr
                                           Title: Vice President


                                        M.W. POST ADVISORY GROUP L.L.C.,
                                        as investment advisor


                                        By: /s/ Carl H. Goldsmith
                                           -----------------------------------
                                           Name: Carl H. Goldsmith
                                           Title: Managing Director


                                        WILLIAM E. SIMON & SONS SPECIAL
                                        SITUATION PARTNERS II, L.P.

                                        By: WILLIAM E. SIMON & SONS SPECIAL
                                            SITUATION PARTNERS II, L.L.C.
                                            ITS GENERAL PARTNER

                                        By: /s/ John E. Klinge
                                           -----------------------------------
                                           Name: John E. Klinge
                                           Title: Authorized Signatory


                                        HBK MASTER FUND L.P.

                                        By: HBK INVESTMENTS L.P.
                                            INVESTMENT MANAGER

                                        By: /s/ William E. Rose
                                           -----------------------------------
                                           Name: William E. Rose
                                           Title: Authorized Signatory

                                        GSC RECOVERY II, L.P.

                                        By:  GSC Recovery II GP, L.P.,
                                             its general partner

                                        By:  GSC RII, LLC,
                                             its general partner

                                        By:  GSCP (NJ) Holdings, L.P.,
                                             its sole member

                                        By:  GSCP (NJ), Inc.,
                                             its general partner


                                        By: /s/ Matthew Kaufman
                                           -----------------------------------
                                           Name: Matthew Kaufman
                                           Title: Managing Director

                     PACIFIC AEROSPACE & ELECTRONICS, INC.

                              AEROMET AMERICA, INC.

                           BALO PRECISION PARTS, INC.

                        CASHMERE MANUFACTURING CO., INC.

                              CERAMIC DEVICES, INC.

                        ELECTRONIC SPECIALTY CORPORATION

                      NORTHWEST TECHNICAL INDUSTRIES, INC.

                        PACIFIC COAST TECHNOLOGIES, INC.

                            PA&E INTERNATIONAL, INC.

                          SEISMIC SAFETY PRODUCTS, INC.

                    SKAGIT ENGINEERING & MANUFACTURING, INC.


                                    SCHEDULES

                                       TO

                               EXCHANGE AGREEMENT

                           DATED AS OF MARCH 19, 2002

      These Schedules are furnished by Pacific Aerospace & Electronics, Inc., a Washington corporation ("PA&E," "PACIFIC AEROSPACE" or the "COMPANY") as of the date hereof pursuant to and as part of the Exchange Agreement dated as of March 19, 2002 (the "AGREEMENT"), by and among Aeromet America, Inc., Balo Precision Parts, Inc., Cashmere Manufacturing Co., Inc., Ceramic Devices, Inc., Electronic Specialty Corporation, Northwest Technical Industries, Inc., Pacific Coast Technologies Inc., PA&E International, Inc., Seismic Safety Products, Inc., and Skagit Engineering & Manufacturing Inc. (collectively, the "SUBSIDIARY GUARANTORS") and the holders of the outstanding 11 1/4% senior subordinated notes due 2005 of the Company participating in the Exchange (the "HOLDERS"). Unless otherwise provided herein, the defined terms in these Schedules have the same meaning as under the Agreement. All attachments hereto are incorporated into these Schedules.

      Matters disclosed for the purpose of one section of these Schedules shall constitute disclosure of such matters for the purposes of other sections only in the event it is manifestly obvious that such matters apply. The duplication or cross-referencing of any disclosures made herein shall not, in any instance or in the aggregate, effect a waiver of the foregoing statement. Headings have been provided for the sections of these Schedules for convenience of reference only and shall to no extent have the effect of amending or changing any express description of the sections set forth in the Agreement.

      These Schedules relate to certain matters concerning the disclosures required and transactions contemplated by the Agreement. These Schedules are qualified in their entirety by reference to specific provisions of the Agreement, and are not intended to constitute, and shall not be construed as an admission that such information is material except to the extent required by the Agreement.

      Copies of all agreements, contracts and documents referenced in this Disclosure Schedule have been made available for inspection by the Holders.

                                 SCHEDULE 3.1.3

                   COMPANY CONSENTS AND APPROVALS (GOVERNMENT)

      1. SEC filings regarding the Exchange and the securities issued therein.

      2. Filing of the Certificate of Designation for the Series C Convertible Preferred Stock and an amendment to the Company's Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance, each with the State of Washington Secretary of State.

      3.    Securities filings that may be required under state blue sky laws.

                                 SCHEDULE 3.1.4

                                  NO VIOLATIONS

      Currently exercisable warrants issued by the Company contain provisions requiring the Company to reserve at all times a sufficient number of shares of Common Stock to effect the exercise of such warrants. For the time between the date of the Exchange and the effective filing of an amendment to the Company's Articles of Incorporation increasing the number of shares of authorized Common Stock the Company may issue, the Company will not have a sufficient number of shares of Common Stock reserved if such warrants are exercised in technical breach of such warrant agreements. All such warrant agreements contain provisions that state the Company must take action as quickly as possible to again have a sufficient amount of Common Stock reserved for exercise of the warrants.

      The Company has obtained waivers from both Strong River and Bay Harbor for the covenant set forth in their respective warrants requiring the Company to reserve at all times and keep available out of the aggregate of its authorized but unissued Common Stock the number of Warrant Shares which are then issuable and deliverable upon the exercise of the Warrant. The waivers are effective until such time as the Company has amended its Articles of Incorporation to increase its authorized shares of Common Stock as required in the Restructuring. However, no waiver has been obtained from DDJ Capital Management, LLC ("DDJ") as of the date hereof, under the warrants issued under a warrant agreement dated March 1, 2001 between DDJ as agent for certain lenders (the "Holders"), the Holders and the Company.

      The Exchange will violate the Company's existing senior secured loan documents (under which DDJ acts as agent), under which the Company is already in payment default.

      The Company has been notified by KeyBank National Association ("KeyBank") that it is not in compliance with certain covenants of loans that are secured by the Company's headquarters building and other assets of the Company and its subsidiaries. Such defaults will not be cured by the completion of the Exchange. KeyBank has agreed, however, pursuant to a forbearance letter dated March 15, 2002, to continue to forbear from exercising its remedies under its two Promissory Notes until May 31, 2003. Such forbearance is conditioned upon there being no loan or lease payment delinquency or defaults after April 1, 2002. The Company has obtained the consent of KeyBank to the granting of certain security interests in connection with the Exchange and the Company's new senior secured financing.

                                 SCHEDULE 3.1.6

                    LITIGATION AND CLAIMS AGAINST THE COMPANY

LITIGATION

      The Company has the three following litigation matters outstanding:

            1. BONKOWSKI V. PACIFIC AEROSPACE & ELECTRONICS, INC., CHELAN COUNTY (WA) SUPERIOR COURT CAUSE NO. 00-2-00523-1

            Date filed: June 2000

            Location: Wenatchee, WA

            Nature of dispute: A former employee whose position was eliminated in 1999 has asserted claims for, among other things, unlawful termination and age discrimination. This matter is in the discovery stage, and trial is currently scheduled on June 17, 2002. The Company took Bonkowski's deposition on January 15 and 16, 2002, and is in the process of preparing a summary judgment motion.

            Amount at issue: Unknown

            Settlement: The Company has made a settlement offer of $10,000, which was rejected. The plaintiff also agreed to mediate and then changed his mind.

            2. BOTHELL, d/b/a ATLAS TECHNOLOGIES V. HITACHI ZOSEN CORP., NORTHWEST TECHNICAL INDUSTRIES, INC., AND K. SHIMOTSUMA ASSOCIATES, INC., JEFFERSON COUNTY (WA) SUPERIOR COURT CAUSE NO. 99-2-00230-9

            Date filed: August 1999

            Location: Port Angeles, WA

            Nature of dispute: Northwest Technical Industries, Inc. ("NTI"), a wholly owned subsidiary of the Company, was sued on a 1994/1995 contract under which NTI bonded metals for vacuum flanges produced by Atlas for Hitachi prior to the Company's acquisition of NTI. Hitachi did not accept or pay for all of the flanges. Atlas claims that, if it is proved that the flanges were defective, NTI must have provided Atlas with defective materials and that NTI violated provisions of a confidentiality agreement. NTI produced discovery materials for plaintiff's counsel in approximately November 1999, which plaintiff's counsel has yet to pick up. A trial date was set recently for Fall 2002 after the Court threatened to dismiss the case for lack of activity, but the plaintiff's counsel has not yet followed up regarding discovery.

            Amount at issue: Unknown

            Settlement: N/A

            3. SUPERIOR FORGE, INC. V. PACIFIC AEROSPACE & ELECTRONICS, INC., SUPERIOR COURT OF THE STATE OF CALIFORNIA, COUNTY OF ORANGE, CENTRAL JUSTICE CENTER, CASE NO. 02CC02864

            Served on PA&E February 19, 2002

            Collection claim for $51,631.04

                                 SCHEDULE 3.1.7

                               OUTSTANDING OPTIONS

      1.    Authorized Capital:            100,000,000 shares of common stock,
                                           $.001 par value
                                           5,000,000 shares of preferred stock,
                                           $.001 par value

      2.    Issued and Outstanding:        39,315,309 shares of common stock
                                           No shares of preferred stock

      3.    Options Outstanding under Stock Incentive Plan: 3,599,948

      4.    Warrants Outstanding:

---------------------------------------------------------------------------------------------------------------
DATE ISSUED       WARRANT HOLDER           WARRANT       WARRANT      EXERCISE     VESTED     NON    EXPIRATION
                                           # /OTHER      SHARES       PRICE                  VESTED     DATE
                                           INFO
---------------------------------------------------------------------------------------------------------------
    PUBLIC        WARRANTS
---------------------------------------------------------------------------------------------------------------
     6/01/96      Interwest Transfer     693259-11-1    2,295,000      4.6875                  0       6/15/03
                    Co.
---------------------------------------------------------------------------------------------------------------
   NON-PUBLIC     WARRANTS
---------------------------------------------------------------------------------------------------------------
    11/30/96(1)   Donald A. Wright           001          100,000     $2.0000     100,000      0      12/24/04
---------------------------------------------------------------------------------------------------------------
    11/30/96(1)   Nick A. Gerde              001           25,000     $2.0000      25,000      0      02/01/05
---------------------------------------------------------------------------------------------------------------
    11/30/96(2)   Edward A. Taylor           003           35,000     $2.0000      35,000      0      05/31/02
---------------------------------------------------------------------------------------------------------------
    06/03/97      Gregory K. Smith                         20,000     $3.4500      50,000      0      06/03/02
---------------------------------------------------------------------------------------------------------------
    06/03/97      Nestor Wiegand                            5,000     $3.4500       5,000      0      06/03/02
---------------------------------------------------------------------------------------------------------------
    04/17/00      Continental
                  Capital & Equity
                  Corporation                CCEC1         50,000     $3.5000      50,000      0      04/17/03
---------------------------------------------------------------------------------------------------------------
    04/17/00      Continental
                  Capital & Equity
                  Corporation                CCEC2         50,000     $5.5000      50,000      0      04/17/03
---------------------------------------------------------------------------------------------------------------
    04/17/00      Continental
                  Capital & Equity
                  Corporation                CCEC3         50,000     $7.5000      50,000      0      04/17/03
---------------------------------------------------------------------------------------------------------------
    04/17/00      Continental
                  Capital & Equity
                  Corporation                CCEC4         50,000     $9.5000      50,000      0      04/17/03
---------------------------------------------------------------------------------------------------------------
    07/27/00      Rochon Capital
                  Group, Ltd.                 RCG1         79,150     $1.7688      79,150      0      07/26/04
---------------------------------------------------------------------------------------------------------------
    07/27/00      Strong River
                  Investments                  CW1        192,500     $2.0100     192,500      0      07/27/03
---------------------------------------------------------------------------------------------------------------
    07/27/00      Bay Harbor
                  Investments, Inc.           CW 2        192,500     $2.0100     192,500      0      07/27/03
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
DATE ISSUED       WARRANT HOLDER           WARRANT       WARRANT      EXERCISE     VESTED     NON    EXPIRATION
                                           # /OTHER      SHARES       PRICE                  VESTED     DATE
                                           INFO
---------------------------------------------------------------------------------------------------------------
                  B-III Capital              DDJ-1      1,883,923     $0.0010     1,883,923    0     03/01/06
    03/01/01      Partners, L.P.
---------------------------------------------------------------------------------------------------------------
    03/01/01      B-III A Capital            DDJ-2        807,396     $0.0010       807,396    0     03/01/06
                  Partners, L.P.
---------------------------------------------------------------------------------------------------------------
    03/01/01      DDJ Canadian High          DDJ-3        538,263     $0.0010       538,263    0     03/01/06
                  Yield Fund
---------------------------------------------------------------------------------------------------------------
    03/01/01      State Street Bank          DDJ-4        807,396     $0.0010       807,396          03/01/06
                  & Trust, Custodian
---------------------------------------------------------------------------------------------------------------
    04/09/01      First Albany               FAC-1        692,074     $0.4062       692,074          04/09/06
                  Corporation
---------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 3.1.8

                      SEC REPORTS AND FINANCIAL STATEMENTS

      KPMG's report on the Company's consolidated financial statements for the fiscal year ended May 31, 2001 was a disclaimer of opinion.

                                 SCHEDULE 3.1.9

                             MATERIAL ADVERSE EFFECT

      The Company failed to make a semi-annual interest payment of approximately $3.6 million as required under the terms of its 11 1/4% Senior Subordinated Notes (the "Old Notes") that was due on August 1, 2001, and the Company also failed to make that payment within the 30-day grace period that expired on August 31, 2001. The Company also failed to make a payment of interest that was due on the Old Notes on February 1, 2002 and did not make such payment during the 30-day grace period provided therein

      In addition, the Company did not make a quarterly interest payment of approximately $618,000 that was due on its existing senior secured loan (the "Senior Debt") on September 30, 2001, or before the expiration of the 5-day grace period. The Company entered into a forbearance agreement with the holders of the Senior Debt to waive payment defaults and certain other defaults on the Senior Debt. However, this agreement expired on December 31, 2001. Additionally, the Company failed to repay the Senior Debt on December 31, 2001, its maturity debt.

      The Company has been notified by KeyBank National Association ("KeyBank") that it is not in compliance with certain covenants of loans that are secured by the Company's headquarters building and other assets of the Company and its subsidiaries. Such defaults will not be cured by the completion of the Exchange. KeyBank has agreed, however, pursuant to a forbearance letter dated March 15, 2002, to continue to forbear from exercising its remedies under its two Promissory Notes until May 31, 2003. Such forbearance is conditioned upon there being no loan or lease payment delinquency or defaults after April 1, 2002. The Company has obtained the consent of KeyBank to the granting of certain security interests in connection with the Exchange and the Company's new senior secured financing.

      On February 28, 2002, Sheryl A. Symonds, who served as Vice President Administration and General Counsel, left her employment with the Company. Werner Hafelfinger who is currently the Vice President Operations and Chief Operating Officer, will continue serving as the Vice President Operations and Chief Operating Officer until May 17, 2002. After those dates, the Company will be operating without several of its key personnel.

      There has been an overall economic decline in the Aerospace industry due to both the recent economic downturn and the September 11, 2001 attacks since May 31, 2001 that has contributed significantly to poor operating results.

                                 SCHEDULE 3.1.10

                               MATERIAL CONTRACTS

The Company is in default under the following Material Contracts:

      1.    The Old Indenture;

      2.    The Term Loan Agreement governing the Company's Senior Debt;

      3. KeyBank Deed of Trust on corporate headquarters dated September 30, 1998 and the related Promissory Note dated as of September 30. 1998;

      4. KeyBank Promissory Note dated as of March 18, 1998 (relating to improvements on building #7); and

      5. Technology transfer agreement dated September 30,1998 with Herman L. Jones relating to the following U.S. patent application and one European patent applications: (i) U.S. Serial No. 09/302,590, (ii) U.S. Serial No. 09/303,196 (now U.S. Patent No. 6,284,389) and (iii) E.P. Serial No. 99'920'345.8. The Company has entered into a Settlement Agreement with Mr. Jones dated February 28, 2002 regarding this dispute.

                                 SCHEDULE 3.1.12

                          TITLE TO PROPERTY AND ASSETS

                      Pacific Aerospace & Electronics, Inc.
                           Detail Actual Debt Listing
                             As of January 31, 2002


        Creditor                                Principal Balance                        Security
        --------                                -----------------                        --------
Pacific Aerospace:
 Term Debt:
  KeyBank                                         $ 1,111,090                 Real Estate - Corporate Building
  Ford Credit                                          19,707                 Vehicle
  Ford Credit                                          29,078                 Vehicle
  Ford Credit                                          15,634                 Vehicle
  Ford Credit                                          24,878                 Vehicle
  Ford Credit                                          12,411                 Vehicle
  Ford Credit                                          18,731                 Vehicle
  DDJ                                              13,731,446                 Substantially all assets
  Senior Subordinated Notes                        63,700,000                 None

Cashmere Manufacturing:
 Term Debt:
  KeyBank                                             121,959                 Real Estate - Building #7 expansion
  Ford Credit                                          25,447                 Vehicle
  Ellison Machinery Company                            54,197                 Fadal CNC machining center
  Ellison Machinery Company                            43,549                 Fadal CNC machining center
  Ellison Machinery Company                            42,112                 Fadal CNC machining center
  Ellison Machinery Company                            42,112                 Fadal CNC machining center
  Ellison Machinery Company                            47,327                 Fadal CNC machining center
  Ellison Machinery Company                            47,327                 Fadal CNC machining center
  Ellison Machinery Company                            11,189                 Komo CNC machining center
  Ellison Machinery Company                           337,525                 Mori Seiki machining cell
  Ellison Machinery Company                           198,995                 Mori Seiki machining cell
 Capital Leases
  GE Capital                                           41,980                 Okuma cadet
  GE Capital                                           41,980                 Okuma cadet
  NEC                                                  83,999                 Phone system
  Amada Leasing Corp.                                  34,078                 Amada press break

Pacific Coast Technologies:
 Term Debt:
  KeyBank                                             487,839                 Real estate - building #7 expansion
 Capital Leases:
  GE Capital                                           35,256                 Okuma cadet
  GE Capital                                           35,744                 Okuma cadet


        Creditor                                Principal Balance                        Security
        --------                                -----------------                        --------
  GE Capital                                           41,196                 Okuma crown
  GE Capital                                           98,759                 Okuma CNC machining center
  CIT Group                                            70,397                 Tornos screw machine
  CIT Group                                            98,444                 Okuma crown

Pacific A & E Limited:
 Term Debt:
  PA&E International, Inc.                         38,908,000                 None (Intercompany note)

Pacific Aerospace & Electronics (UK) Limited:
 Term Debt:
  Pacific A & E Limited                            29,481,000                 None (Intercompany note)

Aeromet International:
 Capital Lease:                                       476,000                 Equipment
  Lloyds Bowmaker

                                                 ------------

Total term debt and capital leases              $ 149,569,386
                                                 ============

                                 SCHEDULE 3.1.13

                           RELATED PARTY TRANSACTIONS

      Employment agreement with Donald A. Wright. Pursuant to the existing employment agreement, Mr. Wright is employed through fiscal 2003. Mr. Wright is expected to terminate his existing employment agreement in connection with the Exchange transaction and enter into a new employment agreement with the Company.

      On August 15, 2001, Nick Gerde, who served as Vice President Finance of the Company, as well as Treasurer and Assistant Secretary, left his employment with the Company. In accordance with Mr. Gerde's employment agreement and separation letter executed by Mr. Gerde and the Company, Mr. Gerde will receive severance pay of $150,000, which is the equivalent of one year's salary. This severance is payable on regular payroll days over a 12-month period. Mr. Gerde will also receive medical benefits for one year.

      On February 28, 2002, Sheryl A. Symonds, who served as Vice President Administration and General Counsel, left her employment with the Company. In accordance with Ms. Symonds' employment agreement and separation letter executed by Ms. Symonds and the Company, Ms. Symonds will receive $205,710, which is the equivalent of one year's salary. This severance is payable on regular payroll days over a 12-month period. Ms. Symonds will also receive medical benefits for one year.

      Werner Hafelfinger who is currently the Vice President Operations and Chief Operating Officer, will continue serving as the Vice President Operations and Chief Operating Officer until May 17, 2002. In accordance with Mr. Hafelfinger's employment agreement and separation letter executed by Mr. Hafelfinger and the Company, Mr. Hafelfinger will receive $210,000, which is the equivalent of one year's salary. This severance is payable on regular payroll days over a 12-month period. Mr. Hafelfinger will also receive medical benefits for one year.

      Donald A. Wright rents the fourth floor condominium in the headquarters building from PA&E and has an option to purchase the condominium for $250,000. The option terminates ten business days after Mr. Wright's employment with the Company ceases for any reason other than death.

      GSC Partners, CDO Fund, Limited, GSC Partners CDO Fund II, Limited, GSC Recovery II, L.P. and GSC Recovery IIA, L.P., affiliates of GSCP Recovery, Inc, and as applicable, GSC Recovery II, L.P. (participating noteholders in the Exchange), which will collectively own approximately 54% of the Company's Common Stock on a fully-diluted basis following the Exchange, intend to purchase, at or around the time of the Exchange transaction, certain senior secured discount notes of the Company.

      In August 2001, the Company entered into a lease agreement with North Central Educational Services District (the "NCESD"), pursuant to which the NCESD leased the second floor of the Company's Wenatchee headquarters building from the Company for $6,183 per month for a term of 24 months. In authorizing the lease, the Board of Directors determined that the lease was made for fair market value. Gene C. Sharratt, a director of the Company, is Superintendent of the NCESD.

                                 SCHEDULE 3.1.15

                               PROPRIETARY RIGHTS

      The Company was in default under a technology transfer agreement dated December 30,1998 with Herman L. Jones relating to the following U.S. patent applications and one European patent application: (i) U.S. Serial No. 09/302,590, (ii) U.S. Serial No. 09/303,196 (now U.S. Patent No. 6,284,389) and
(iii) E.P. Serial No. 99'920'345.8 (the "Jones Patents").

      However, a settlement was reached between Mr. Jones and the Company. Pursuant to the settlement agreement dated February 28, 2002, the Company is permitted to retain the Jones Patents upon payment by the Company to Mr. Jones of an amount equivalent to $950,000 (the "Purchase Price"). $200,000 of the Purchase Price will be paid by the Company transferring to Mr. Jones the building owned by the Company in Cashmere, WA. If the building in Cashmere, WA is not transferred to Mr. Jones by June 1, 2002, the $200,000 of the Purchase Price will be added to the outstanding principal balance of the promissory note. The remaining sum of $750,000 will be paid pursuant to a promissory note. Mr. Jones will retain a security interest in the Jones Patents until the promissory note is fully paid.

                               SCHEDULE 3.1.16(a)

                             EMPLOYEE BENEFIT PLANS

                          PA&E'S EMPLOYEE BENEFIT PLANS

Mutual of Omaha Medical, Dental & Vision Insurance

ADP 401(k) Retirement Plan

Conover Flexible Benefits Plan


                          PA&E'S STOCK INCENTIVE PLANS

2002 Stock Option Plan (adopted by the Board of Directors on February 27, 2002)

Amended and Restated Stock Incentive Plan

Amendment No. 1 to the Amended and Restated Stock Incentive Plan

Amended and Restated Independent Director Stock Plan

1999 Stock Incentive Plan

1997 Employee Stock Purchase Plan

                               SCHEDULE 3.1.16(f)

                        PAYMENTS, VESTINGS OR LIABILITIES

No exceptions.

                               SCHEDULE 3.1.16(g)

                          CLAIMS WITH RESPECT TO PLANS

None.

                               SCHEDULE 3.1.16(h)

                POST-EMPLOYMENT LIFE OR HEALTH INSURANCE COVERAGE

Medical benefits for the following people continue until the stated date, or earlier, if they become covered by new employers:

Nick Gerde (until 8/15/02)

Sheryl A. Symonds (until 2/28/03)

Duncan Crighton (until 5/31/03)

Werner Hafelfinger (until 5/17/03)

                                 SCHEDULE 3.1.18

                              ENVIRONMENTAL MATTERS

No exceptions.

                                 SCHEDULE 3.1.21

                                   TAX RETURNS

      The Company is in the process of discussions with the Inland Revenue service in the United Kingdom regarding the amount of taxes owing in the United Kingdom. The main issue concerns the interest on the loan of Sterling Pounds 23,700,000 from the Company to Pacific A&E (UK) Limited.

      The Company has not filed U.S. federal income tax returns for the years ending May 31, 2000 and May 31, 2001. Both returns are currently being completed by KPMG; and it is anticipated that no tax or penalties will be due with respect to either of these returns.

                                                                       Exhibit A


                     HOLDERS/ALLOCATION OF NEW SECURITIES*


------------------------------------------------------------------------------------------------------------------------------
                                                                                     Number of     Number of      Aggregate
                                                                      Aggregate      Shares of     Shares of      Principal
                                                                      Principal       Common       Preferred      Amount of
                                                                      Amount of        Stock        Stock         New Notes
                                                                      Old Notes      Received      Received       Received
          Holders                             Address                    Held        Hereunder     Hereunder      Hereunder
------------------------------------------------------------------------------------------------------------------------------
GSCP Recovery, Inc.                  500 Campus Drive, Suite 220
                                     Florham Park, NJ 07932           $24,260,000    19,582,848     380.85       $ 5,712,716
------------------------------------------------------------------------------------------------------------------------------
GSC Recovery II, L.P.                500 Campus Drive, Suite 220
                                     Florham Park, NJ 07932           $10,000,000     8,072,072     156.99       $ 2,354,788
------------------------------------------------------------------------------------------------------------------------------
Alliance Capital Management L.P.     1345 Avenue of the Americas
                                     39th Floor
                                     New York, NY 10105               $ 8,500,000     6,861,262     133.44       $ 2,001,570
------------------------------------------------------------------------------------------------------------------------------
M.W. Post Advisory Group L.L.C.      1880 Century Park East
                                     Suite 820
                                     Los Angeles, CA 90067            $17,145,000    13,839,568     269.15       $ 4,037,284
-------------------------------------------------------------------------------------------------------------------------------
William E. Simon & Sons              10990 Wilshire Blvd.
   Special Situation Partners        Suite 500
   II, L.P.                          Los Angeles, CA 90024            $ 2,500,000     2,018,018      39.25       $   588,697
------------------------------------------------------------------------------------------------------------------------------
HBK Master Fund L.P.                 300 Crescent Ct. #700
                                     Dallas, TX 75201                 $   295,000       238,126       4.63       $    69,466
------------------------------------------------------------------------------------------------------------------------------

Unknown Holder                                                        $ 1,000,000       807,207      15.70       $   235,479
------------------------------------------------------------------------------------------------------------------------------

                  TOTAL:                                              $63,700,000    51,419,101      1,000       $15,000,000
                  ------
------------------------------------------------------------------------------------------------------------------------------


--------

        * Amounts in this table may deviate in immaterial respects from the number of shares and/or notes actually received by the Holders due to rounding. For each $1,000 principal amount of Old Notes tendered, Holders shall receive $235.4788 principal amount of New Notes, 807.207 shares of Common Stock and
0.0158 shares of Preferred Stock. The number of shares of Common Stock and Preferred Stock received in the Exchange will be rounded down to the closest whole number of shares. The principal amount of New Notes received in the Exchange will be rounded down to the closest dollar.

                                                                       Exhibit B


                           Certificate of Designation

                               [Filed Separately]

                                                                       Exhibit C


                              New Notes Indenture

                               [Filed Separately]

                                                                       Exhibit D


           Opinion of Company Counsel as to matters of Washington Law


                             [Intentionally Omitted]

                                                                       Exhibit E


       Opinion of Company Counsel as to matters other than Washington Law

                            [Intentionally Omitted]

                                                                       Exhibit F


                        Amendment to Employment Agreement

                               [Filed Separately]

                                                                       Exhibit G


                             Supplemental Indenture

                            [Intentionally Omitted]

                                                                       Exhibit H


                                Form of Guarantee

                               [Filed Separately]

                                                                       Exhibit I


                             Note Purchase Agreement

                               [Filed Separately]




                                       I-1